UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
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Soliciting Material under §240.14a-12

ANTERO MIDSTREAM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

JUNE 5, 2024 8:00 A.M. Mountain Time Antero Principal Executive Offices 1615 Wynkoop Street Denver, CO 80202

NOTICE

of 2024 Annual Meeting of Shareholders

The 2024 Annual Meeting of Stockholders of Antero Midstream Corporation (“Antero Midstream”) will be held online on Wednesday, June 5, 2024, at 8:00 A.M. Mountain Time. The Annual Meeting is being held for the purposes listed below:

AGENDA

1.	Elect the three Class II members of Antero Midstream Corporation’s Board of Directors (the “Board”) named in this Proxy Statement to serve until Antero Midstream’s 2027 Annual Meeting of Stockholders,
2.	Ratify the appointment of KPMG LLP as Antero Midstream’s independent registered public accounting firm for the year ending December 31, 2024,
3.	Approve, on an advisory basis, the compensation of Antero Midstream’s named executive officers,
4.	Approve the Amended and Restated Antero Midstream Corporation Long Term Incentive Plan, and
5.	Transact other such business as may properly come before the meeting and any adjournment or postponement thereof.

These proposals are described in the accompanying proxy materials.

RECORD DATE

April 15, 2024

By order of the Board of Directors,

Yvette K. Schultz

Chief Compliance Officer, Senior Vice President—Legal, General Counsel and Corporate Secretary

WHO MAY VOTE:

You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on April 15, 2024, the record date for the Annual Meeting. The Board requests your proxy for the Annual Meeting, which will authorize the individuals named in the proxy to represent you and vote your shares at the Annual Meeting or any adjournment or postponement thereof.

HOW TO RECEIVE ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS:

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy solicitation materials electronically, rather than mailing paper copies of these materials to each stockholder. Beginning on April 25, 2024, we will mail to each stockholder a Notice of Internet Availability of Proxy Materials with instructions on how to access the proxy materials, vote, or request paper copies.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2024:

This Notice of Annual Meeting and Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) are available on our website free of charge at www.anteroresources.com in the “SEC Filings” subsection of the “Investors” section.

YOUR VOTE IS IMPORTANT

Your vote is important. We urge you to review the accompanying Proxy Statement carefully and to submit your proxy as soon as possible so that your shares will be represented at the meeting.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

If you are a registered stockholder as of the record date, you may vote your shares or submit a proxy to have your shares voted by one of the following methods:	INTERNET Use the website listed on the Notice of Internet Availability (the “Notice”)	BY TELEPHONE Use the toll-free number listed on the Notice	BY MAIL Sign, date and return your proxy card in the provided pre-addressed envelope	DURING THE ANNUAL MEETING Vote online during the Annual Meeting. See page 10 of the Proxy Statement for instructions on how to attend online

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PROXY STATEMENT

PROXY SUMMARY

This summary highlights information contained in this Proxy Statement. This proxy summary does not contain all of the information you should consider, and you should read this entire Proxy Statement before voting.

Corporate Responsibility

Some highlights of our ESG and corporate responsibility efforts appear below. Please visit https://www.anteromidstream.com/esg for more information and a link to our most recent ESG report.(1)

Human Capital Management

The largest contribution in making Antero Midstream a responsible and sustainable company comes from our talented and experienced employees.

•	The safety and security of our people and the integrity of our operations are our top priorities. Our health and safety compliance program seeks to protect our workforce and the communities in which we operate by striving for “Zero incidents, Zero harm, Zero compromise.” We have sought to implement developed and thoughtful processes for identifying and mitigating safety risks:
	–	Identification – behavior-based safety programs, job safety analysis, emergency response drills and contractor vetting through a reputable third-party vendor
	–	Mitigation – contractor safety improvement plans, root cause analyses, risk ranking and mitigation reviews, pre-job safety startup reviews, and a library of over 30 individual training courses
•	We believe that our success as a company is not measured only by our financial results but also by how we treat our employees. We seek to help our people enjoy healthier lives, achieve educational goals, and pursue economic opportunities for themselves and their families by offering competitive compensation and benefits, including:
	–	Healthcare coverage – medical and prescription, dental and vision
	–	Financial assistance – health savings accounts, student loan repayment reimbursement, dependent care flexible spending account coverage and 401(k) plan with matching up to 6%
	–	Insurance – basic life, accidental death and disability, short-term disability and long-term disability coverage
	–	Lifestyle – employee assistance program, holidays and personal choice days, paid vacation and sick leave, company-paid parental leave, gym membership and/or fitness subscription reimbursement, and free parking and public transportation
•	Doing the right thing is essential to our culture. To that end, we conduct an annual, company-wide ethics and compliance training program that covers, among other things, ethical business practices, insider trading, anti-discrimination and anti-harassment.
•	We aim to respect human rights and promote them in our supply chain through, among other things, our company policies, including:
	–	Supplier Code of Conduct – promotes the fair and ethical treatment by suppliers, contractors, independent consultants and other parties that Antero Midstream works with through a set of guidelines focusing on equal opportunity, workplace safety, protection of the environment, among other things

(1)	Please note that this Internet address is for information purposes only, and no information found and/or provided at such Internet address, contained on our website in general, or included in our ESG Report is intended or deemed to be incorporated by reference in this Proxy Statement.

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–	Human, Labor and Indigenous Rights Policy –promotes respect of human rights through compliance with applicable national and local laws as well as pertinent trends and norms with respect to compensation, discrimination, health and safety, community and indigenous peoples, and that prohibits child labor, forced labor and human trafficking, as well as workplace harassment, discrimination, and misuse of employer power, in line with applicable laws related to all of these topics; and provides access to a hotline for reporting concerns or grievances

Community Engagement

We are committed to enhancing the communities where we live and work. Recent highlights of our community engagement and investment include:

•	Together with Antero Resources Corporation (“Antero Resources”):
	–	Committed to donate $4.0 million to West Virginia University Benjamin M. Statler College of Engineering and Mineral Resources
	–	Contributed meaningful employment opportunities in the Appalachian Region
•	Together with the Antero Foundation and Antero Resources:
	–	Donated $1.3 million to philanthropic and community endeavors, including $0.2 million to 57 regional food pantries in West Virginia and Ohio in 2023
	–	Donated $3.8 million to philanthropic and community endeavors over the last five years, including regional food pantries, healthcare providers, homeless outreach and shelter providers, and crisis outreach and shelter services

Diversity, Equity and Inclusion

We recognize the importance of supporting and promoting diversity in our workplace. Our Diversity and Inclusion Policy prohibits all forms of unlawful discrimination based on age, race, ethnicity, religion, sex, gender identity and other impermissible factors. In addition, we identify qualifications, attributes, and skills that are important to be represented on the Board. We consider individuals of all backgrounds, skills and viewpoints when seeking employees and candidates for Board service.

As set forth in our Diversity and Inclusion Policy and our Nominating & Governance Committee Charter, we view diversity broadly to include diversity of backgrounds, skills and viewpoints as well as traditional diversity concepts such as race, gender, national origin, religion or sexual orientation or identity. Our Diversity and Inclusion Policy and our Nominating and Governance Committee Charter require that each initial pool of candidates to be considered to fill a vacancy on the Board includes at least one individual who is considered diverse based on the traditional diversity concepts described therein.

We embrace an approach that values diversity, and we are committed to making opportunities for development and progress available to all employees so their talents can be fully developed and our and their success can be maximized. We believe that creating an environment that cultivates a sense of belonging requires encouraging employees to educate themselves about each other’s experiences, and we strive to promote the respect and dignity of all persons. We also believe it is important that we foster education, communication and understanding about diversity, inclusion and belonging. In line with our commitment to equal employment opportunity and diversity and inclusion, our outside recruiters are asked to review our Diversity and Inclusion Policy and implement practices that align with it, including providing us with a diverse initial pool of employee candidates.

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In recent years, we have promoted a number of women to senior management roles, including Chief Compliance Officer, Senior Vice President—Legal, General Counsel and Corporate Secretary, Chief Accounting Officer and Senior Vice President—Accounting, Senior Vice President—Geology and Vice President—Production. In 2023, over one-third of our newly hired employees identified as individuals from a group that has been historically underrepresented.

As of December 31, 2023:

23%	29%	18%
of our employees are women	of our independent directors are women	of our directors and corporate officers are women

Governance

Our Board has ultimate oversight over the company’s operational performance and ethical conduct. This includes, in partnership with our executive leadership team, managing our risk mitigation. Highlights of our corporate, environmental and social governance programs include:

•	Director independence and Board composition
	–	Seven out of nine directors are independent
	–	We have an independent lead director
	–	Each Board committee is chaired by an independent director and comprised entirely of independent directors (except for the ESG Committee)
	–	The ages of our directors range from 49 to 73 years old, and the average director tenure is 3.3 years
•	Focus on Environmental and Social Matters
	–	We have an ESG Committee of the Board that guides and governs our ESG initiatives
	–	We have an ESG Advisory Council, made up of members of management from across the organization, that develops a centralized, systematic approach for identifying, managing and communicating ESG risks and opportunities
	–	15% of executive target annual incentive compensation is tied to certain ESG performance metrics
	–	In 2023, 100% of employees completed training for our Diversity and Inclusion Policy, Human, Labor and Indigenous Rights Policy, our Supplier Code of Conduct, and with respect to unconscious bias
•	Valuing investor feedback and alignment with stockholders
	–	We proactively engage with stockholders and other stakeholders, including with respect to ESG programs and performance
	–	Our executive compensation program and robust stock ownership guidelines applicable to directors and executives were thoughtfully designed to incentivize the maximization of shareholder value
	–	Our corporate policies generally prohibit hedging or pledging company stock

Environment and Safety

We believe safety and environmental stewardship are intrinsically linked. “Zero incidents, Zero harm, Zero compromise” is designed to empower every employee to make the safest decisions to protect our people and be a good steward to the environment. Our dedicated staff of health, safety, security and environmental (“HSSE”) professionals manage our HSSE programs and are committed to our performance as a safe and sustainable energy company. In addition, stewardship of the environment is a fundamental value in our overall business strategy.

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Our Environmental and Safety highlights include:

•	2023 environmental and safety performance
	–	Scope 1 GHG emissions of 2.0 million metric tons of CO2e,
	–	Scope 1 GHG intensity of 1.7 metric tons of CO2e/MMscfe, an 8% reduction from 2022
	–	89% of wastewater received by Antero Midstream is recycled
	–	TRIR and LTIR for our employees and contractors of 0.304 and zero, respectively, in 2023, maintaining our commitment to the safety of our employees and contractors
•	Continued progress towards 100% reduction in pipeline emissions by 2025 and Net Zero Scope 1 (direct) and Scope 2 (indirect from the purchase of energy) emissions by 2050 through the following:
	–	Conducted quarterly facility LDAR inspections on all of our compressor stations
	–	Conducted three aerial flyovers of nine compressor station locations as part of our emissions monitoring initiative
	–	Installed pigging blowdown capture systems at eight locations including six compressor stations and two pipeline interchanges
	–	Developed, field tested and submitted patent pending technology that passed proof of concept examination for hydraulic emission displacement designed to eliminate GHG emissions from pipeline maintenance activities
	–	Developed a marginal abatement cost curve to effectively and systematically model emission reduction projects across our operations
	–	Active participation in the U.S. EPA Natural Gas STAR program, ONE Future, The Environmental Partnership, and the Colorado State University’s Methane Emissions Technology Evaluation Center, which provides us with information and resources to help reduce our GHG emissions.
•	ESG disclosures are aligned with the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-Related Financial Disclosures (TCFD)
•	Management regularly reports to the Board ESG Committee on pertinent ESG risks and opportunities, including climate-related topics

Enhanced Corporate Governance

In 2019, we significantly enhanced shareholder rights and our corporate governance practices. In March of 2019, equity holders of Antero Midstream Partners LP (“AMLP”) and Antero Midstream GP LP (“AMGP”) approved proposals to combine the two companies and convert the resulting company from a limited partnership into a corporation. The transaction and resulting governance structure was approved by the boards of directors and conflicts committees of both AMLP and AMGP, was recommended by both ISS and Glass Lewis, and was overwhelmingly approved by equity holders of AMLP and AMGP. In connection with the transaction, our shareholders overwhelmingly approved a proposal to convert from a limited partnership to a corporation and adopt a certificate of incorporation that enhanced shareholders’ rights. Approximately 99% of votes cast were in favor of converting from a limited partnership to a corporation and adopting our current certificate of incorporation. While the certificate of incorporation approved by shareholders contains provisions for a classified board of directors and a supermajority vote for certain amendments, at the time ISS recommended shareholders vote for the conversion and adoption of the certificate of incorporation, noting that support for the proposal was warranted in part due to the valuable governance protections and enhanced rights that shareholders would experience.

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Executive Compensation Highlights

•	Key 2023 Company performance highlights include:
	–	Net income increased by 14% to $372 million
	–	Gathering volumes of 3.3 Bcf/d were a company record and represented approximately 3% of U.S. lower 48 natural gas production
	–	Delivered asset uptime availability of over 99% and successfully integrated two bolt-on acquisitions
	–	Capital expenditures declined by 30% while delivering gathering and compression volumetric growth of 11% and 15%, respectively
	–	Generated Free Cash Flow after Dividends that exceeded the initial guidance by over 40%
	–	Reduced absolute debt by approximately $150 million
Below is a summary of key components and decisions of our executive compensation program for 2023:
•	Long-term incentive compensation awards were 75% time-based equity awards and 25% performance-based equity awards to our Named Executive Officers in March 2023. All long-term incentive awards vest over several years to reward sustained Company performance over time.
•	Executive compensation is in part tied to a qualitative assessment of ESG performance by the Compensation Committee. Our ESG performance is focused on three primary areas:
	–	Progress towards 100% reduction in pipeline emissions by 2025 and Net Zero (Scope 1 and 2) emissions by 2050
	–	Water Recycling
	–	Total Recordable Incident Rate
•	The annual incentive plan for 2023 included metrics we felt were key to value creation. These included free cash flow after dividends, leverage goals, return on invested capital goals and ESG performance. The annual incentive results of 199.6% reflected the excellent performance of the Company in 2023. The full details of our annual incentive plan metrics, goals and results are shown on page 42 of the proxy.
•	Each of the Named Executive Officers is employed at-will and none of the Named Executive Officers is party to an employment agreement, severance agreement or change in control agreement.

Investor Outreach

Antero Midstream and the Board value input from stockholders, and we are committed to maintaining an open dialogue to receive feedback on important items. In 2023, we met with stockholders to discuss, among other things, compensation and ESG matters.

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Current Directors and Board Nominees

	Director			Director		Committee Memberships
Name	Class	Age	Occupation	Since	Independent	Audit	Comp	Nom & Gov	Conflicts	ESG
Peter A. Dea	Class I	70	Co-Founder and Executive Chairman of Confluence Resources LP	2019
W. Howard Keenan, Jr.	Class I	73	Member of Yorktown Partners LLC	2019
Janine J. McArdle	Class I	63	Founder and CEO of Apex Strategies, LLC	2020
Michael N. Kennedy	Class II	49	SVP – Finance of Antero Midstream	2021
Brooks J. Klimley	Class II	67	Founder and President of Brooks J. Klimley & Associates	2019
John C. Mollenkopf	Class II	62	Retired Chief Operating Officer of MarkWest operations of MPLX GP LLC	2019
Paul M. Rady	Class III	70	Chairman of the Board and Antero Midstream Chief Executive Officer	2019
Nancy E. Chisholm	Class III	57	Former President of Tyco Retail Solutions	2022
David H. Keyte	Class III	68	Chairman and Chief Executive Officer of Caerus Oil and Gas LLC	2019

Chairperson

Board Composition Highlights

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2024 Annual Meeting of Stockholders

We are pleased this year to conduct the Annual Meeting solely online via the Internet through a live webcast and online stockholder tools. We are conducting the Annual Meeting virtually because we believe a virtual format makes it easier for stockholders to attend and participate. Moreover, this format empowers stockholders around the world to participate at no cost.

Here are several ways our virtual format will enhance stockholder access and participation and protect stockholder rights:

•	We Encourage Questions. Stockholders can submit questions for the meeting online in advance or live during the meeting, following the instructions below. During the meeting, we will answer as many appropriate stockholder-submitted questions as time permits. Following the Annual Meeting, we will publish an answer to each appropriate question we received on our Investor Relations website at www.anteromidstream.com/investors as soon as practical.
•	We Believe in Transparency. Although the live webcast is available only to stockholders at the time of the meeting, we will post a webcast replay, the final report of the inspector of election, and answers to all appropriate questions asked by stockholders in connection with the Annual Meeting to our Investor Relations website at www.anteromidstream.com/investors.
•	We Proactively Take Steps to Facilitate Your Participation. During the Annual Meeting, we will offer live technical support for all stockholders attending the meeting.

Meeting Admission

You are entitled to attend and participate in the virtual Annual Meeting only if you were a stockholder as of the close of business on April 15, 2024 or if you hold a valid proxy for the Annual Meeting. If you are not a stockholder, you may still view the meeting after the recording has been posted on our Investor Relations website.

Attending Online. If you plan to attend the Annual Meeting online, please read the instructions below so you understand how to gain admission. If you do not comply with these procedures, you will not be able to participate in the Annual Meeting.

Stockholders may participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/AM2024. If you are a stockholder of record, you will need the control number on your Notice of Internet Availability (the “Notice”) or proxy card to log in. For beneficial stockholders who do not have a control number, instructions to gain access to the meeting may be provided on the voting instruction card you receive from your broker, bank, or other nominee.

Stockholders of record hold shares directly with Equiniti Trust Company, LLC (formerly American Stock Transfer and Trust Company LLC). “Beneficial” or “street name” stockholders hold shares through a broker, bank, or other nominee.

Please allow ample time to check in to the virtual meeting. The site will be available beginning at 7:45 A.M. Mountain Time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Asking Questions. Stockholders who wish to submit a question in advance may do so on our Annual Meeting website, www.virtualshareholdermeeting. com/AM2024, which will be open 15 minutes before the Annual Meeting. Stockholders also may submit questions live during the meeting. We plan to reserve up to 20 minutes for appropriate stockholder questions to be read and answered by Company personnel during the meeting, but we will only address questions that are germane to the matters being voted on at our Annual Meeting. Stockholders can also access copies of this Proxy Statement and annual report at our Annual Meeting website.

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Voting Before or During the Meeting

Whether you are a stockholder of record or a beneficial stockholder, you may direct how your shares are voted without participating in the Annual Meeting. We encourage stockholders to vote well before the Annual Meeting, even if they plan to attend. If you are a registered stockholder as of the record date, you may vote your shares or submit a proxy to have your shares voted by one of the following methods:

•	Online. Submit a proxy electronically using the website listed on the Notice. You will need the control number from your Notice to log on to the website. Internet voting facilities will be available until 11:59 p.m., Eastern Time, on Tuesday, June 4, 2024.
•	By Telephone. Request the proxy materials and submit a proxy by telephone using the toll-free number listed on the Notice. You will need the control number from your Notice when you call. Telephone voting facilities will be available until 11:59 p.m., Eastern Time, on Tuesday, June 4, 2024.
•	By Mail. You may request a hard copy proxy card by following the instructions on the Notice. You can submit your proxy by signing, dating and returning your proxy card in the provided pre-addressed envelope.
•	In Person Online. If you are a registered stockholder and you attend the Annual Meeting online, you can vote via the Internet during the meeting. Follow the instructions at www.virtualshareholdermeeting.com/AM2024 to vote during the meeting.

If you are a beneficial stockholder, you will receive instructions from the holder of record that you must follow for your shares to be voted. Most banks and brokers offer Internet and telephone voting. If you do not give voting instructions, your broker will not be permitted to vote your shares on any matter that comes before the Annual Meeting except the ratification of our auditors.

As of the record date, 480,328,006 shares of common stock were outstanding and entitled to be voted at the Annual Meeting. Holders of shares of our 5.5% Series A Non-Voting Perpetual Preferred Stock (the “Series A Preferred Stock”) are not entitled to vote such shares at the Annual Meeting.

Revoking Your Proxy or Changing Your Vote. Stockholders of record may revoke their proxy at any time before the electronic polls close by submitting a later-dated vote via the Internet, by telephone or by mail; by delivering instructions to our Secretary before the Annual Meeting commences; or by voting online in person during the Annual Meeting. Simply attending the meeting will not affect a vote that you have already submitted.

Beneficial stockholders may revoke any prior voting instructions by contacting the broker, bank, or other nominee that holds their shares prior to the Annual Meeting or by voting online during the meeting.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement includes “forward-looking statements.” Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero Midstream’s control. All statements, except for statements of historical fact, made in this Proxy Statement regarding activities, events or developments Antero Midstream expects, believes or anticipates will or may occur in the future, including statements regarding (1) ESG and sustainability-related activities; (2) our plans, strategies, initiatives, and objectives; (3) our assumptions, outlooks and expectations; (4) the scope and impact of our ESG risks and opportunities; and (5) standards, engagement, disclosure and expectations of third parties are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are aspirational and not guarantees or promises that they will be achieved. All forward-looking statements speak only as of the date hereof. Although Antero Midstream believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, Antero Midstream expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

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The actual conduct of our activities, including the development, implementation, progress or continuation of any initiatives (including ESG and sustainability-related ones), commitments, strategies, and objectives, discussed or forecasted in this report may differ materially in the future. The reader should thus not place undue reliance on these forward-looking statements. In addition, many of the assumptions, standards, methodologies, statistics, metrics and measurements used in preparing this Proxy Statement, the 2022 ESG Report, and other ESG and sustainability-related information provided by the Company continue to evolve and are based on management’s beliefs, assumptions and expectations based on currently available information believed to be reasonable at the time of preparation but should not be considered guarantees. The standards, methodologies, statistics, metrics and measurements used, and the expectations and assumptions they are based on, have not been verified by any third party. Statistics, metrics and measurements relating to ESG matters are estimates and may be based on assumptions or developing standards. In some cases, the information is prepared, or based on information prepared, by governmental agencies, third-party vendors and consultants, or other third parties, and is not independently verified by Antero Midstream.

These statements are based on management’s beliefs, assumptions and expectations based on currently available information, are not guarantees of future performance, and are subject to risks, uncertainties and assumptions that are difficult to predict, including those identified in our most recent filings with the Securities and Exchange Commission (“SEC”) on Form 10-K and Form 10-Q. While we anticipate continuing to monitor and report on certain sustainability information, we cannot guarantee that such data will be consistent year-to-year, as methodologies and expectations continue to evolve and vary across companies, industries, jurisdictions and regulatory bodies. We hereby expressly disclaim any obligation or duty not otherwise required by legal, contractual, and other regulatory requirements to update, correct, provide additional details regarding, supplement, or continue providing such data, in any form, in future. Furthermore, there are sources of uncertainty and limitations that exist that are beyond our control and could impact the Company’s plans and timelines, including the reliance on technological and regulatory advancements and market participants’ behaviors and preferences.

In addition, while we seek to align these disclosures with the recommendations of various third-party frameworks, such as the Task Force on Climate-Related Financial Disclosures, we cannot guarantee strict adherence to these framework recommendations. Additionally, our disclosures based on these frameworks may change due to revisions in framework requirements, availability of information, changes in our business or applicable governmental policy, or other factors, some of which may be beyond our control. Moreover, with regards to our participation in, or certification under, various frameworks, we may incur certain costs associated with such frameworks and cannot guarantee that such participation or certification will have the intended results on our or our products’ ESG profile. In addition, the calculation of the methane leak loss rate disclosed in the 2022 ESG Report is based on ONE Future protocol, which is based on the EPA Greenhouse Gas Reporting Program currently in effect. We also calculate our Scope 1 GHG emissions in accordance with the EPA Greenhouse Gas Program, which is subject to change, and revisions to this program could result in the calculation of increased emissions from our operations, which in turn could impact our ability to realize Scope 1 and 2 GHG emission reductions on our proposed timeline. Scope 1 GHG emissions are the Company’s direct greenhouse gas emissions, and Scope 2 GHG emissions are the Company’s indirect greenhouse gas emissions associated with the purchase of electricity, steam, heat or cooling. Antero Midstream anticipates achieving a 100% reduction in pipeline maintenance emissions by 2025 and Net Zero Scope 1 and Scope 2 GHG emissions through 2050 through operational efficiencies and the purchase of carbon offsets; however, achieving such reductions is aspirational and we could face unexpected material costs as a result of our efforts to do so. Moreover, given uncertainties related to the use of emerging technologies, the state of markets for and availability of verified quality carbon offsets, we cannot predict whether or not we will be able to achieve these reductions in a timely fashion, if at all, or whether any offsets we purchase will ultimately achieve the emission reduction it represents.

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This Proxy Statement and the 2022 ESG Report contain statements based on hypothetical or severely adverse scenarios and assumptions, and these statements should not necessarily be viewed as being representative of current or actual risk or forecasts of expected risk. These scenarios cannot account for the entire realm of possible risks and have been selected based on what we believe to be a reasonable range of possible circumstances based on information currently available to us and the reasonableness of assumptions inherent in certain scenarios; however, our selection of scenarios may change over time as circumstances change. While future events discussed in this Proxy or the 2022 ESG Report may be significant, and with respect to which we may even use the word “material” or similar concepts of “materiality,” any potential significance should not be read as necessarily rising to the level of “materiality” of certain disclosures included in Antero Midstream’s SEC filings.

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ITEM ONE:  ELECTION OF DIRECTORS

The Board is currently comprised of nine directors, divided into three classes. Directors in each class are elected to serve for three-year terms and until they are re-elected, their successors are elected and qualified, or until his or her death or until they resign or are removed. Each year, the directors of one class stand for re-election as their terms of office expire.

Based on recommendations from our Nominating & Governance Committee, the Board has nominated the following individuals for election as Class II directors of Antero Midstream with terms to expire at the 2027 Annual Meeting of Stockholders, barring an earlier death, resignation or removal:

Michael N. Kennedy	Brooks J. Klimley	John C. Mollenkopf

Biographical information for the nominees is contained in “Directors” and “Executive Officers” below.

The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the size of the Board will be reduced or the individuals acting under your proxy will vote for the election of a substitute nominee recommended by the Board.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

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Summary of Director Qualifications and Experience

We recognize the importance of diversity on our Board. Pursuant to our Diversity and Inclusion Policy and the Nominating and Governance Committee Charter, we view diversity broadly to include diversity of backgrounds, skills and viewpoints as well as traditional diversity concepts such as race, gender, national origin, religion or sexual orientation or identity. The Board believes that all directors should have sound business judgment, personal and professional integrity, an ability to work as part of a team, willingness to commit the required time to serve as a Board member, business experience, and financial literacy. The Nominating & Governance Committee considers diversity along with other factors when seeking an initial pool of qualified candidates for director nominees, and accordingly, our Diversity and Inclusion Policy requires that each initial pool of candidates to be considered to fill a vacancy on the Board shall include at least one individual who is considered diverse based on the traditional diversity concepts described therein.

As of the date hereof, the Board embodied a diverse set of experiences, qualifications, attributes, and skills, as shown below:

	Dea	Keenan	McArdle	Kennedy	Klimley	Mollenkopf	Rady	Chisholm	Keyte
Executive Leadership
Financial
Accounting/Audit
Risk Management
Operations
Industry
Environmental and/or Climate Change-Related
Health or Safety
Human Resources Management
Cybersecurity
Racial/Ethnic Diversity
Gender Diversity

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DIRECTORS

We were originally formed in 2013 as Antero Resources Midstream Management LLC to become the general partner of Antero Midstream Partners LP. In 2017, Antero Resources Midstream Management LLC converted from a limited liability company to a limited partnership under the laws of the State of Delaware, and changed its name to Antero Midstream GP LP in connection with its initial public offering. In March 2019, Antero Midstream GP LP was converted from a limited partnership to a corporation under the laws of the State of Delaware and changed its name to Antero Midstream Corporation. Other than Messrs. Keyte and Kennedy and Mses. McArdle and Chisholm, who were appointed to the Board in April 2019, April 2021, March 2020 and December 2022, respectively, each of our existing directors was appointed to the Board in connection with the closing of the simplification transactions (the “Simplification Transactions”) in March 2019.

Set forth below is the background, business experience, attributes, qualifications and skills of each Antero Midstream director and director nominee.

Each of the Class II directors is up for reelection at the Annual Meeting.

Class I Directors

Age: 70 Director Since: 2019 Committee Memberships: Compensation Committee, Conflicts Committee	Peter A. Dea

Key Skills, Attributes and Qualifications:

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Co-Founder and Executive Chairman of Confluence Resources LP, since the company’s inception in September 2016

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Co-Founder, President and CEO of Cirque Resources LP since its inception in May 2007

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President, CEO and Director of Western Gas Resources, Inc. from 2001 through their merger with Anadarko Petroleum Corporation in 2006

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CEO from 1999 and Chairman of the Board from 2000 of Barrett Resources Corporation until its sale in 2001 to Williams Companies

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Served as a director of the general partner of Antero Midstream GP LP from April 2018 through the closing of the Simplification Transactions

Has over 40 years of oil and gas exploration and production experience and involvement in national and state energy policies

Other Public Company Boards:

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Ovintiv Corporation; Liberty Energy Inc.

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Age: 73 Director Since: 2019 Committee Memberships: Compensation Committee, Nominating & Governance Committee	W. Howard Keenan, Jr.

Key Skills, Attributes and Qualifications:

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Since 1997, has been a Member of Yorktown Partners LLC, a private investment manager focused on the energy industry

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From 1975 to 1997, was in the Corporate Finance Department of Dillon, Read & Co. Inc. and active in the private equity and energy areas, including the founding of the first Yorktown Partners fund in 1991

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Serves on the boards of directors of multiple Yorktown Partners portfolio companies

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Serves on the Board of Directors of Antero Resources

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Served as a director of the general partner of Antero Midstream GP LP beginning in April 2017 and as a director of the general partner of Antero Midstream Partners LP beginning in February 2014, in each case, through the closing of the Simplification Transactions

Has over 40 years of experience with energy companies and investments and broad knowledge of the oil and gas industry.

Other Public Company Boards:

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Solaris Oilfield Infrastructure, Inc.; Aris Water Solutions; Antero Resources; Brigham Minerals, Inc. (until January 2022); Ramaco Resources, Inc. (until June 2019); Concho Resources (until 2013); Geomet Inc. (until 2012)

Age: 63 Director Since: 2020 Committee Memberships: Audit Committee, Environmental, Social and Governance (ESG) Committee	Janine J. McArdle

Key Skills, Attributes and Qualifications:

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Founder and Chief Executive Officer of Apex Strategies, LLC, a global consultancy company providing advisory services to midstream and downstream energy companies, since 2016

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Executive of Apache Corporation from 2002 to 2015 serving most recently as Senior Vice President –Global Gas Monetization and President of Kitimat LNG

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Served as President and Managing Director for Aquila Europe Ltd. from 2001 to 2002 and served in various executive and trading roles prior thereto

Has over 30 years of experience as an executive in the oil and gas industry with extensive background in engineering, marketing, business development, finance and risk management.

Other Public Company Boards:

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Santos Ltd; Advantage Energy Ltd; Halcon Resources Corporation (until 2019)

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Class II Directors

Age: 49 Director Since: 2021 Committee Memberships: Environmental, Social and Governance (ESG) Committee	Michael N. Kennedy

Key Skills, Attributes and Qualifications:

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Currently serves as Senior Vice President—Finance of Antero Midstream and Chief Financial Officer and Senior Vice President—Finance of Antero Resources Corporation

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Served as Chief Financial Officer of Antero Midstream from the closing of the Simplification Transactions in March 2019 until April 30, 2021, prior to which Mr. Kennedy served as Chief Financial Officer and Senior Vice President of Finance of the general partner of Antero Midstream GP LP beginning in April 2017 and as Chief Financial Officer and Senior Vice President of Finance of the general partner of Antero Midstream Partners LP beginning in February 2014

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Served as Antero Resources’ Senior Vice President of Finance beginning in January 2016, prior to which he served as Vice President of Finance beginning in August 2013

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Served as Executive Vice President and Chief Financial Officer of Forest Oil Corporation from 2009 to 2013 and served in various financial positions prior thereto

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Served as an auditor with Arthur Andersen, focusing on the Natural Resources industry

Has significant experience as Former Chief Financial Officer and current Senior Vice President of Finance of Antero Midstream, together with his broad knowledge and experience in the industry.

Other Public Company Boards:

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N/A

Age: 67 Director Since: 2019 Committee Memberships: Nominating & Governance Committee (chair), Environmental, Social and Governance (ESG) Committee (chair), Audit Committee	Brooks J. Klimley

Key Skills, Attributes and Qualifications:

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President of Brooks J. Klimley & Associates, an energy advisory services firm focused on corporate strategy, governance and finance for public and private energy, power and infrastructure companies

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Currently serves as a director and chair of the Audit and Risk Committees for Third Coast Super Holdings, LLC

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Currently serves as director of Jaguar Exploración y Producción

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Adjunct Professor of Finance and Economics at Columbia University’s School of International and Public Affairs teaching “Energy and Power Financing Markets: The Quest for Sustainable Development”

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From 2013 to 2019, served as Managing Director and Head of Energy & Natural Resources at The Silverfern Group

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Over 30 years of experience leading investment banking and private equity practices focused on the energy and natural resources sectors

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Served as a director of the general partner of Antero Midstream GP LP beginning in 2017, and as a director of the general partner of Antero Midstream Partners LP from March 2015 to 2017, in each case, through the closing of the Simplification Transactions

Has significant experience in the public and private upstream and midstream oil and gas industry.

Other Public Company Boards:

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N/A

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Age: 62 Director Since: 2019 Committee Memberships: Audit Committee, Environmental, Social and Governance (ESG) Committee	John C. Mollenkopf

Key Skills, Attributes and Qualifications:

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Prior to his retirement in 2016, served as Executive Vice President and Chief Operating Officer for MarkWest operations of MPLX GP LLC

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In 2002, was one of five founders of MarkWest Energy Partners, L.P., and until 2015, served as Executive Vice President and Chief Operating Officer

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From 1996 to 2002, worked in various senior management roles for MarkWest Hydrocarbon, Inc.

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From 1982 to 1996, worked for ARCO Oil and Gas Company in various roles in engineering and operations

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Served as a director of the general partner of Antero Midstream GP LP beginning in April 2017 through the closing of the Simplification Transactions

Has significant experience in executive management, business development, marketing, engineering and operations in the oil and gas industry.

Other Public Company Boards:

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N/A

Class III Directors

Age: 70 Director Since: 2019 Chairman, Chief Executive Officer and President Committee Memberships: None	Paul M. Rady

Key Skills, Attributes and Qualifications:

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Currently serves as Chairman, Chief Executive Officer and President of Antero Midstream and Antero Resources

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Served as Chief Executive Officer and Chairman of Antero Midstream since the closing of the Simplification Transactions, prior to which Mr. Rady served as (i) Chief Executive Officer of the general partner of Antero Midstream GP LP beginning in January 2017; (ii) as Chairman of the board of directors of such entity beginning in April 2017; and (iii) as Chief Executive Officer and Chairman of the board of directors of the general partner of Antero Midstream Partners LP beginning in February 2014

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Co-founder of Antero Resources Corporation, serving as Chairman of the Board of Directors and Chief Executive Officer of Antero Resources since May 2004

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Served as Chief Executive Officer and Chairman of Antero Resources Corporation’s predecessor company from its founding in 2002 to its ultimate sale to XTO Energy, Inc. in 2005

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Served as President, CEO and Chairman of Pennaco Energy from 1998 until its sale to Marathon in 2001

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Worked with Barrett Resources Corporation from 1990 until 1998, moving from Chief Geologist; to Exploration Manager; EVP Exploration; President, COO and Director; and ultimately CEO

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Began his career with Amoco Corporation, where he served ten years as a geologist focused on the Rockies and Mid-Continent

Has significant experience as a chief executive of oil and gas companies, together with his training as a geologist and broad industry knowledge.

Other Public Company Boards:

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Antero Resources

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Age: 57 Director Since: 2022 Committee Memberships: Audit Committee, Environmental, Social and Governance (ESG) Committee	Nancy E. Chisholm

Key Skills, Attributes and Qualifications:

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Served for 20 years in various roles at Tyco International (acquired by Johnson Controls Inc), between 1996 and 2017

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Most recently served as President of Tyco Retail Solutions, a global business unit focused on technologies that serve the retail sector in over 70 countries

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Former Vice President, Human Resources for Tyco’s ADT Security Solutions global business unit

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Previously Vice President and General Manager of ADT’s Western Region in North America

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Served as Trustee for Western Colorado University from 2013 and Interim President from 2021 to 2022

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Current Board Member at Envera Systems, LLC, a privately held electronic security company

Has significant experience in operational leadership and human resources.

Other Public Company Boards:

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N/A

Age: 68 Director Since: 2019 Committee Memberships: Audit Committee (chair), Compensation Committee (chair), Conflicts Committee (chair), Nominating & Governance Committee	David H. Keyte (Lead Director)

Key Skills, Attributes and Qualifications:

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Co-founder, serving as Chairman and Chief Executive Officer of Caerus Oil and Gas LLC since 2009

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Served as Chief Financial Officer of Forest Oil Corporation from 1995 to 2009 and various financial positions from 1987 to 1995

Has more than 40 years of experience in executive management and finance in the oil and gas industry.

Other Public Company Boards:

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Regal Entertainment Group (until 2018)

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EXECUTIVE OFFICERS

The table below sets forth the name, age and principal position of each of our executive officers as of December 31, 2023.

Name	Age	Principal Position
Paul M. Rady	70	Chairman of the Board, Chief Executive Officer and President
Michael N. Kennedy	49	Director and Senior Vice President—Finance
Yvette K. Schultz	42	Chief Compliance Officer, Senior Vice President—Legal, General Counsel and Corporate Secretary
Brendan E. Krueger	39	Chief Financial Officer, Vice President – Finance and Treasurer

Biographical information for Messrs. Rady and Kennedy is set forth under “Directors” above. References to a position held by one of the below officers at “Antero” means that the person held such position at Antero Resources Corporation, Antero Midstream, the general partner of Antero Midstream GP LP, and the general partner of Antero Midstream Partners LP, as applicable.

Yvette K. Schultz has served as Chief Compliance Officer and Senior Vice President of Legal since January 2022, and as General Counsel since January 2017. Ms. Schultz has also served as Corporate Secretary since April 2021. Ms. Schultz was previously Antero’s Director of Legal from 2015 to 2017. Prior to joining Antero, Ms. Schultz was an attorney at Vinson & Elkins LLP from 2008 to 2012 and at Latham & Watkins LLP from 2012 to 2015. Ms. Schultz earned her Bachelor of Science degree magna cum laude in Computer Science from the University of South Dakota in 2004 and her Masters in Business Administration degree from the University of South Dakota in 2005. She also attended the Paul M. Hebert Law Center at Louisiana State University where she graduated valedictorian and earned both her J.D. and B.C.L. degrees summa cum laude in 2008.

Brendan E. Krueger has served as Antero Midstream’s Chief Financial Officer since April 2021. Mr. Krueger has also served as Antero’s Vice President – Finance since April 2018. In addition to his current role, he has served as Antero’s Treasurer since December 2019. Mr. Krueger previously served as Antero’s Finance Director from 2016 to 2018 and Antero’s Finance Manager from 2014 to 2016. Prior to joining Antero, Mr. Krueger spent seven years as an investment banker focused on equity and debt financing and mergers and acquisition advisory with Robert W. Baird & Co., Wells Fargo Securities, and A.G. Edwards, Inc. from 2007 through 2014. Mr. Krueger earned his Bachelor of Business Administration in finance from the University of Notre Dame.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

Antero Midstream’s sound governance practices and policies provide an important framework to assist the Board in fulfilling its duties to stockholders. The Corporate Governance Guidelines include provisions concerning the following:

•	qualifications, independence, responsibilities, tenure, and compensation of directors;
•	background (including skills, experience and viewpoint) and diversity (including race, gender, national origin, religion, and sexual orientation or identity) of directors, pursuant to Antero Midstream’s Diversity and Inclusion Policy;
•	service on other boards;
•	director resignation process;
•	role of the Chairman of the Board and the Lead Director;
•	meetings of the Board and of the independent directors;
•	interaction between the Board and outside parties;
•	annual performance reviews of the Board;
•	director orientation and continuing education;
•	attendance at meetings of the Board and the Annual Meeting;
•	stockholder communications with directors;
•	committee functions, committee charters, and independence;
•	director access to independent advisors and management; and
•	management evaluation and succession planning.

The Corporate Governance Guidelines are available on Antero Midstream’s website at www.anteromidstream.com in the “Governance” subsection of the “Investors” section. The Nominating & Governance Committee reviews the Corporate Governance Guidelines periodically and as necessary, and any proposed additions or amendments are presented to the Board for its approval.

Director Independence

Rather than adopting categorical standards, the Board assesses director independence on a case-by-case basis, in each case consistent with applicable legal requirements and the listing standards of the New York Stock Exchange (NYSE). After reviewing all relationships each director has with Antero Midstream, including the nature and extent of any business relationships, as well as any significant charitable contributions made to organizations where directors serve as board members or executive officers, the Board has affirmatively determined that none of the directors have material relationships with Antero Midstream and all of them are independent as defined by NYSE listing standards except Mr. Rady, Antero Midstream’s Chief Executive Officer and President, and Mr. Kennedy, Antero Midstream’s Senior Vice President of Finance.

7of 9 Directors are Independent

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Board Leadership Structure

Antero Midstream does not have a formal policy addressing whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined. The directors serving on the Board have considerable professional and industry experience, significant experience as directors of both public and private companies, and a unique understanding of the challenges and opportunities Antero Midstream faces. Accordingly, the Board believes it is in the best position to evaluate Antero Midstream’s needs and to determine how best to organize its leadership structure to meet those needs at any given time.

At present, the Board has chosen to combine the positions of Chairman and Chief Executive Officer. The Board believes the current Chief Executive Officer is the individual with the necessary experience, commitment, and support of the other members of the Board to effectively carry out the role of Chairman. Mr. Rady brings valuable insight to the Board due to the perspective and experience he has gained as our Chief Executive Officer and as one of our founders. As the principal executive officer since our inception, Mr. Rady has unparalleled knowledge of our business and operations. As a significant stockholder, Mr. Rady is invested in our long-term success. In addition, the Board believes that combining the roles of Chairman and Chief Executive Officer at the present time promotes strong alignment of strategic development and execution, effective implementation of strategic initiatives, and clear accountability for Antero Midstream’s success. Because seven of the nine directors are independent under NYSE rules, the Board believes this leadership structure does not impede independent oversight of Antero Midstream.

The Nominating & Governance Committee reviews this leadership structure every year. Subject to the terms of the Stockholders’ Agreement, the Board believes it is important to retain the flexibility to determine whether the roles of Chairman and Chief Executive Officer should be separated or combined.

Election of Lead Director

To facilitate candid discussion among Antero Midstream’s directors, the non-management directors meet regularly in executive sessions.

The Corporate Governance Guidelines permit the Board, on the recommendation of the Nominating & Governance Committee, to choose a Lead Director to preside at these executive sessions. The Lead Director’s responsibilities include:

BOARD LEADERSHIP

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Presiding over the non-management executive session held at each Board meeting

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Calling meetings of the independent directors, as needed

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Conferring with the committee chairs and the Chairman, where appropriate, on agenda planning to ensure coverage of key strategic issues

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Facilitating the Board’s ability to periodically review and provide input on and monitor management’s execution of the company’s long-term strategy

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Serving as the independent directors’ representative in crisis situations

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Acting as a key advisor to the CEO on a wide variety of company matters

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Being authorized, in consultation with the Board, to retain independent advisors

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Engaging directly with key members of the leadership team

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Participating in Board-level enterprise risk management

BOARD CULTURE

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Serving as liaison between the Chairman and the independent directors

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Facilitating discussion among the independent directors on key issues and concerns

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Facilitating Board discussions that demonstrate constructive questioning of management

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Promoting teamwork and communication among the independent directors

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Fostering an environment that allows for engagement and commitment of Board members

BOARD MEETINGS • Presiding at all meetings or executive sessions of the Board at which the Chairman is not present

PERFORMANCE AND DEVELOPMENT

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Leading, in conjunction with the Compensation Committee, the annual performance assessment of the CEO

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Facilitating the Board’s engagement with the CEO and CEO succession planning

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Leading the Board’s annual self- assessment and recommendations for improvement, if any

SHAREHOLDER ENGAGEMENT

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Ensuring that he or she is available for direct engagement on matters related to Board governance and oversight, if requested by major shareholders

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Ensuring appropriate board oversight of key stakeholder and investor engagement and disclosures

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Mr. Keyte has served in this role since 2019, chairing executive sessions of the non-management directors and establishing the agenda for these meetings.

As the Lead Director, Mr. Keyte joins the Chairman in providing leadership and guidance to the Board.

How Director Nominees are Selected

Renominating Incumbent Directors

Subject to the terms of the Stockholders’ Agreement, before recommending to the Board that an existing director be nominated for reelection at the annual meeting of stockholders, the Nominating & Governance Committee will review and consider the director’s:

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past Board and committee meeting attendance and performance;

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length of Board service;

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personal and professional integrity, including commitment to Antero Midstream’s core values;

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relevant experience, skills, qualifications and contributions to the Board; and

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independence under applicable standards.

The Nominating & Governance Committee is responsible for assessing the appropriate balance of skills and characteristics required of Board members.

Appointing New Directors and Filling Vacancies

The Board believes that all directors should have sound business judgment, personal and professional integrity, an ability to work as part of a team, willingness to commit the required time to serve as a Board member, business experience, and financial literacy. The Nominating & Governance Committee considers diversity of background and experience along with other factors when reviewing director candidates.

For information regarding the experiences, qualifications, attributes, and skills of the current members of our Board, please see “Proxy Summary—Summary of Director Qualifications and Experience.”

The Nominating & Governance Committee will treat informal recommendations for directors that are received from Antero Midstream’s stockholders in the same manner as recommendations received from any other source. The Nominating & Governance Committee and the Board will also consider the benefits of all aspects of diversity, and will consider whether, and if so how, to identify new candidates for Board service and when identifying potential new Board members or filing a vacancy on the Board, commits to seeking out diverse candidates to the extent possible. Our Diversity and Inclusion Policy requires that each initial pool of candidates to be considered to fill a vacancy on the Board shall include at least one individual who is considered diverse based on the traditional diversity concepts described therein.

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Board’s Role in Risk Oversight

In the normal course of its business, Antero Midstream is exposed to a variety of risks, including its ability to execute its business strategy, competition, governmental regulations, interest rate risks, cybersecurity risks, and credit and investment risk, as well as risks relating to Antero Resources’ ability to meet its drilling and development plan. Our Board reviews risks that the Company faces in the short-, intermediate- and long-term timeframe in relation to our business on a regular basis. At least annually, our Board also receives updates from management regarding information security, cybersecurity and data security risks in connection with Antero Midstream’s Enterprise Risk Management program. The Board and each committee has distinct responsibilities for monitoring other risks, as shown below.

The Board of Directors

The Board oversees Antero Midstream’s strategic direction. To that end, the Board considers the potential rewards and risks of Antero Midstream’s business opportunities and challenges, and it monitors the development and management of risks that impact our strategic goals.

Audit Committee

The Audit Committee monitors the effectiveness of Antero Midstream’s systems of financial reporting, auditing and internal controls, as well as related legal and regulatory compliance and cybersecurity matters, including ESG disclosures in our quarterly and annual SEC reports, Antero Midstream’s privacy and cybersecurity risk exposures, as well as plans and activities to monitor and mitigate such risks.

Nominating & Governance Committee

The Nominating & Governance Committee oversees the management of risks associated with Board organization, membership and structure; succession planning for our directors and executive officers; and corporate governance.

Compensation Committee The Compensation Committee oversees Antero Midstream’s compensation policies and practices.

Environmental, Social and Governance (ESG) Committee

The Environmental, Social and Governance (ESG) Committee provides guidance to the Board on, and oversees Antero Midstream’s risk management policies related to, the ESG matters. The ESG Committee regularly receives reports from management on pertinent ESG risks or opportunities, including climate related topics.

Conflicts Committee The Conflicts Committee assists the Board in investigating, reviewing and evaluating potential conflicts of interest, including those between Antero Midstream and Antero Resources.

Board and Committee Self-Evaluations

The Board believes that a robust and constructive evaluation process is an essential component of Board effectiveness and good corporate governance. To that end, the Board, the Audit Committee, the Compensation Committee, the Nominating & Governance Committee and the ESG Committee each conduct an annual self-assessment to evaluate their performance, composition, and effectiveness, and to identify areas for improvement.

These evaluations take the form of wide-ranging and candid discussions. The Lead Director facilitates discussions evaluating the full Board, and the committee chairs facilitate discussions regarding their respective committees.

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Majority Vote Director Resignation Policy

Directors are elected by a plurality of votes cast in an uncontested election. The Corporate Governance Guidelines require that an incumbent director who fails to receive more votes cast “for” than “withheld” must tender a resignation. The Nominating & Governance Committee will act on an expedited basis to determine whether to accept any such resignation, and will submit its recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in this decision. The Nominating & Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

Meetings

The Board held 9 meetings in 2023. The outside directors held 4 executive sessions. No director attended fewer than 75% of the meetings of the Board and of the committees of the Board on which that director served during the respective time he or she served.

Directors are encouraged to attend the Annual Meetings of Stockholders. All of the members of the Board attended the 2023 Annual Meeting.

How to Contact the Board

General Communications

Stockholders and other interested parties may communicate with us by writing to Antero Midstream Corporation, 1615 Wynkoop Street, Denver, Colorado 80202. Stockholders may submit their thoughts to the Board, any committee of the Board, or individual directors on a confidential or anonymous basis by sending the communication in a sealed envelope marked “Stockholder Communication with Directors” and clearly identifying the intended recipient(s).

Antero Midstream’s Chief Compliance Officer and Corporate Secretary will review and forward each communication, as soon as reasonably practicable, to the addressee(s) if the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication is appropriate and relates to matters that have been delegated by the Board to a committee other than the addressee(s) or to an executive officer, the Chief Compliance Officer and Corporate Secretary also may forward the communication to the applicable officer or committee chair.

Legal or Compliance Concerns

Information regarding legal or compliance concerns may be submitted confidentially and anonymously, although Antero Midstream may be obligated by law to disclose the information or identity of the person providing the information in connection with government or private legal actions and in other circumstances. Antero Midstream’s policy is not to take any adverse action, and not to tolerate any retaliation, against any person for asking questions or making good faith reports of possible violations of law, Antero Midstream’s policies or our Corporate Code of Business Conduct and Ethics.

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Insider Trading Policy

Antero Midstream’s Insider Trading Policy, which applies to all employees, officers, and directors, prohibits hedging of Antero Midstream securities and engaging in any other transactions involving Antero Midstream-based derivative securities, regardless of whether the covered person is in possession of material, non-public information. The policy does not affect certain transactions made pursuant to Antero Midstream’s incentive, retirement, stock purchase, or dividend reinvestment plans, or other transactions involving purchases and sales of company securities between a covered person and Antero Midstream. Antero Midstream’s Insider Trading Policy also prohibits purchasing Antero Midstream common stock, par value $0.01 per share (“Antero Midstream Common Stock”), on margin (e.g., borrowing money to fund the stock purchase) and pledging Antero Midstream securities.

Available Governance Materials

The following materials are available on Antero Midstream’s website at www.anteromidstream.com under “Investors” and then “Governance—Governance Documents.”

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Certificate of Incorporation of Antero Midstream

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Bylaws of Antero Midstream

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Charters of the Audit Committee, the Compensation Committee, the Nominating & Governance Committee, and the Environmental, Social and Governance Committee;

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Corporate Code of Business Conduct and Ethics;

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Financial Code of Ethics;

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Corporate Governance Guidelines;

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Human, Labor and Indigenous Rights Policy;

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Diversity and Inclusion Policy;

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Supplier Code of Conduct;

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Whistleblower Policy;

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Political Advocacy Policy; and

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Biodiversity Policy

Stockholders may obtain a copy, free of charge, of any of these documents by sending a written request to Antero Midstream Corporation, 1615 Wynkoop Street, Denver, Colorado, 80202. Any amendments to Antero Midstream’s Corporate Code of Business Conduct and Ethics will be posted in the “Governance” subsection of our website.

BOARD COMMITTEES

General

The Board had five standing committees in 2023: the Audit Committee, the Compensation Committee, the Nominating & Governance Committee, the Conflicts Committee and the Environmental, Social and Governance (ESG) Committee. Committee charters are available on Antero Midstream’s website at www.anteromidstream.com in the “Governance—Governance Documents” subsection of the “Investors” section.

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Audit Committee

Current Members: David H. Keyte (chair) Nancy E. Chisholm Brooks J. Klimley Janine J. McArdle John C. Mollenkopf Number of meetings in 2023: 5

The Audit Committee oversees, reviews, acts on, and reports to the Board on various audit and accounting matters, including:

•  the selection of Antero Midstream’s independent accountants,

•  the scope of annual audits,

•  fees to be paid to the independent accountants,

•  the performance of Antero Midstream’s independent accountants, and

•  Antero Midstream’s accounting practices.

In addition, the Audit Committee oversees Antero Midstream’s compliance with legal and regulatory requirements relating to financial, accounting, auditing and related compliance matters, including ESG disclosures in our quarterly and annual SEC reports, as well as Antero Midstream’s privacy and cybersecurity risk exposures, and its plans and activities to monitor and mitigate such risks.

The Board has determined that all members of the Audit Committee meet the heightened independence standards applicable to audit committee members prescribed by rules of the NYSE and the SEC. In addition, the Board believes Mr. Keyte is an “audit committee financial expert” as defined in SEC rules.

Compensation Committee

Current Members: David H. Keyte (chair) Peter A. Dea W. Howard Keenan, Jr. Number of meetings in 2023: 5

The Compensation Committee establishes salaries, incentives and other forms of compensation for our executive officers. The Compensation Committee also administers Antero Midstream’s incentive compensation and benefit plans, and reviews and recommends to the Board for approval the compensation of our non-employee directors.

The Board has determined that all members of the Compensation Committee meet the NYSE’s heightened requirements applicable to compensation committee members, and also meet the heightened independence requirements under SEC rules and the tax code. No Antero Midstream executive officer serves on the board of directors of a company that has an executive officer who serves on the Board.

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Nominating & Governance Committee

Current Members: Brooks J. Klimley (chair) W. Howard Keenan, Jr. David H. Keyte Number of meetings in 2023: 4

The Nominating & Governance Committee identifies, evaluates and recommends qualified nominees to serve on the Board, develops and oversees Antero Midstream’s internal corporate governance processes, and directs all matters relating to the succession of Antero Midstream’s Chief Executive Officer.

The Board has determined that all members of the Nominating & Governance Committee meet the NYSE’s independence standards.

Conflicts Committee

Current Members: David H. Keyte (chair) Peter A. Dea Number of meetings in 2023: 1	The Conflicts Committee assists the Board in investigating, reviewing and evaluating certain potential conflicts of interest, including those between Antero Midstream and Antero Resources, and carries out any other duties delegated by the Board that relate to potential conflict matters.

Environmental, Social and Governance (ESG) Committee

Current Members: Brooks J. Klimley (chair) Nancy E. Chisholm Michael N. Kennedy Janine J. McArdle John C. Mollenkopf Number of meetings in 2023: 4

The Environmental, Social and Governance (ESG) Committee provides guidance to the Board on, and oversees Antero Midstream’s risk management policies related to the ESG matters.

Members of the ESG Committee have experience in areas relating to ESG, including environmental stewardship, social responsibility and community relations. Brooks Klimley, the ESG Committee Chair, brings experience from his career leading investment banking practices covering the energy and mining sectors. Mr. Klimley also serves as an Adjunct Professor at Columbia University’s School of International and Public Affairs. Janine McArdle has more than 30 years of experience in engineering, marketing, business development, finance and risk management. John Mollenkopf has significant experience in executive management, business development, marketing, engineering, operations and environmental, health and safety in the midstream energy sector. Michael Kennedy was an auditor with Arthur Andersen focusing on the Natural Resources industry.

During 2023, the ESG Committee reviewed, and the Company published, its published its 2022 ESG Report, which is available at www.anteromidstream.com/community-sustainability.

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COMPENSATION OF DIRECTORS

General

Our non-employee directors are entitled to receive compensation consisting of retainers, fees and equity awards as described below. The Compensation Committee reviews non-employee director compensation periodically and recommends changes, if appropriate, to the Board for approval.

Our employee directors do not receive additional compensation for their services as directors. All compensation received from Antero Midstream as employees is disclosed in the Summary Compensation Table on page 50.

Annual Cash Retainers

Effective April 15, 2023, some of the annual retainers payable to non-employee directors of the Board were increased slightly, as indicated below. These modifications were made to ensure that our director compensation is competitive with that paid by our peers so that we can attract and retain qualified individuals to serve on our Board.

Recipient	Amount
Non-employee director	$107,500 (previously $97,500)
Lead Director	$32,500 (previously $25,000)
Audit Committee:
Chairperson	$27,500 (previously $24,000)
Other members	$15,000
Compensation Committee:
Chairperson	$20,000 (previously $15,000)
Other members	$7,500
Nominating & Governance and ESG Committees:
Chairperson	$15,000
Other members	$7,500
Conflicts Committee:
Chairperson	$7,500
Other members	$7,500

All retainers are paid in cash on a quarterly basis in arrears, but directors have the option to elect, on an annual basis, to receive all or a portion of their cash retainers in the form of shares of our common stock.

Equity-Based Compensation

In addition to cash compensation, our non-employee directors receive annual equity-based compensation consisting of fully-vested stock with an aggregate grant date value equal to $142,500 (increased from $130,000), subject to the terms and conditions of the Antero Midstream Corporation Long Term Incentive Plan (“AM LTIP”) and the agreements pursuant to which such awards are granted. These awards are granted in arrears on a quarterly basis, so each installment has a grant date fair value of approximately $35,625. Prior to April 15, 2023, the annual equity-based compensation for non-employee directors had an aggregate grant date value of $130,000, such that the first two installments paid to each director in 2023 had a grant date fair value of approximately $32,500.

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Fees

For 2023, the directors who are members of Board committees were eligible to receive a fee of $1,500 for each committee meeting attended in excess of ten meetings for such committee per calendar year (up to a maximum of $22,500 per committee).

Directors are also reimbursed for reasonable expenses incurred to attend meetings and activities of the Board or its committees, and to attend and participate in general education and orientation programs for directors.

Stock Ownership Guidelines

Under our stock ownership guidelines, within five years of being elected or appointed to the Board or five years from the adoption of the policy, whichever is later, a non-employee director, other than Mr. Keenan, is required to own shares of our common stock with a fair market value equal to at least five times the amount of the annual cash retainer. These stock ownership guidelines are designed to align our directors’ interests more closely with those of our stockholders. The guidelines were adopted less than five years from the measurement date in 2022. As a result, each of our non-employee directors still has additional time remaining to achieve compliance with the stock ownership guidelines. For information regarding stock ownership guidelines applicable to our executive officers, please see “Compensation Discussion and Analysis—Other Matters—Stock Ownership Guidelines.”

2023 Non-Employee Director Compensation

The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Nancy E. Chisholm(3)	127,500	113,275	240,775
Peter A. Dea	120,000	136,240	256,240
W. Howard Keenan, Jr.	120,000	136,240	256,240
David H. Keyte	196,000	136,240	332,240
Brooks J. Klimley	150,000	136,240	286,240
John C. Mollenkopf	127,500	136,240	263,740
Janine J. McArdle	127,500	136,240	263,740

(1)	Includes annual cash retainer, committee fees, committee chair fees and meeting fees earned during fiscal 2023.
(2)	Amounts in this column reflect the aggregate grant date fair value of shares granted under the AM LTIP to each non-employee director during fiscal year 2023, computed in accordance with the rules of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). See Note 12 to our consolidated financial statements on Form 10-K for the year ended December 31, 2023, for additional detail regarding assumptions underlying the value of these equity awards.
(3)	Ms. Chisholm was appointed to the Board, effective as of December 5, 2022 such that the first installment of the equity-based compensation granted to her in 2023 was prorated to reflect the partial quarter of service to which it related.

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ITEM TWO:   RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as Antero Midstream’s independent registered public accounting firm for the year ending December 31, 2024. KPMG LLP has audited Antero Midstream’s and its predecessor’s financial statements since 2016 as well as the financial statements of Antero Midstream Partners LP since 2013. The Audit Committee annually evaluates the accounting firm’s qualifications to continue to serve Antero Midstream. In evaluating the accounting firm, the Audit Committee considers the reputation of the firm and the local office, the industry experience of the engagement partner and the engagement team, and the experience of the engagement team with clients of similar size, scope and complexity as Antero Midstream. The Audit Committee is directly involved in the selection of the new engagement partner when rotation is required every five years in accordance with SEC rules. KPMG LLP completed the audit of Antero Midstream’s annual consolidated financial statements for the year ended December 31, 2023, on February 14, 2024.

The Board is submitting the selection of KPMG LLP for ratification at the Annual Meeting. The submission of this matter for ratification by stockholders is not legally required, but the Board and the Audit Committee believe the ratification proposal provides an opportunity for stockholders to communicate their views about an important aspect of corporate governance. If our stockholders do not ratify the selection of KPMG LLP, the Audit Committee will reconsider, but will not be required to rescind, the selection of that firm as Antero Midstream’s independent registered public accounting firm.

Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, and are expected to be available to respond to appropriate questions.

The Audit Committee has the authority and responsibility to retain, evaluate and replace Antero Midstream’s independent registered public accounting firm. Stockholder ratification of the appointment of KPMG LLP does not limit the authority of the Audit Committee to change Antero Midstream’s independent registered public accounting firm at any time.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS ANTERO MIDSTREAM’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

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AUDIT MATTERS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

Audit Committee Report

Pursuant to its charter, the Audit Committee’s principal functions include: (i) overseeing the accounting and financial reporting process of Antero Midstream and audits of Antero Midstream’s financial statements (ii) the appointment, compensation, retention and oversight of the work of the independent auditors hired for the purpose of issuing an audit report or performing other audit, review or attest services for Antero Midstream; (iii) pre-approving audit or non-audit services proposed to be rendered by Antero Midstream’s independent registered public accounting firm; (iv) annually reviewing the qualifications and independence of the independent registered public accounting firm’s engagement partner and other senior personnel who are providing services to Antero Midstream; (v) overseeing Antero Midstream’s internal auditor and reviewing the internal auditor’s reports and annual internal audit plan; (vi) reviewing with management and the independent registered public accounting firm Antero Midstream’s annual and quarterly financial statements, earnings press releases, and financial information and earnings guidance distributed publicly; (vii) approving or ratifying certain related party transactions as set forth in Antero Midstream’s Related Persons Transactions Policy; (viii) reviewing with management Antero Midstream’s major financial risk exposures; (ix) assisting the Board in monitoring compliance with legal and regulatory requirements relating to financial, accounting, auditing and related compliance matters; (x) preparing the report of the Audit Committee for inclusion in Antero Midstream’s proxy statement; and (xi) annually reviewing and reassessing its performance and the adequacy of its charter.

While the Audit Committee has the responsibilities and powers set forth in its charter, and Antero Midstream’s management and the independent registered public accounting firm are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Antero Midstream’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations.

In performing its oversight role, the Audit Committee has reviewed and discussed Antero Midstream’s audited financial statements with management and the independent registered public accounting firm. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable standards and regulations of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has received the written disclosures and the written statement from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also has considered whether the provision of non-audit services by the independent registered public accounting firm to Antero Midstream is compatible with maintaining the firm’s independence, and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to herein and in its charter, the Audit Committee recommended to the Board that Antero Midstream’s audited financial statements for the year ended December 31, 2023, be included in the Form 10-K, which was filed with the SEC on February 14, 2024.

Members of the Audit Committee:

David H. Keyte (Chairman)

Nancy E. Chisholm

Brooks J. Klimley

Janine J. McArdle

John C. Mollenkopf

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Audit and Other Fees

The table below sets forth the aggregate fees and expenses billed by KPMG LLP for the last two fiscal years to Antero Midstream (in thousands):

	For the Years Ended December 31,
	2022	2023
Audit Fees(1)
Audit and Quarterly Reviews	$770	$756
Other Filings	—	—
SUBTOTAL	770	756
Audit-Related Fees(2)	—	122
Tax Fees	—	—
All Other Fees	—	—
TOTAL	$770	$878
(1)	Includes (a) the audit of Antero Midstream’s annual consolidated financial statements included in the Annual Report on Form 10-K and internal controls over financial reporting and review of Antero Midstream’s quarterly financial statements included in Quarterly Reports on Form 10-Q, and (b) the audit of the financial statements of Antero Midstream Partners LP.
(2)	Represents fees related to review of Antero Midstream’s other filings with the SEC, including review and preparation of registration statements, comfort letters and consents.

The charter of the Audit Committee and its pre-approval policy require the Audit Committee to review and pre-approve the independent registered public accounting firm’s fees for audit, audit-related, tax and other services. The Chairman of the Audit Committee has the authority to grant pre-approvals up to a certain limit, provided such approvals are within the pre-approval policy and are ratified by the Audit Committee at a subsequent meeting. For the year ended December 31, 2023, the Audit Committee approved all of the services described above.

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ITEM THREE:    ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our policies are conceived with the intention of attracting and retaining highly qualified individuals capable of contributing to the creation of value for our stockholders. Our compensation program for 2023 was designed to be competitive with market practices and to align the interests of our Named Executive Officers with those of Antero Midstream and its stockholders.

Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation design and practices reflect our compensation philosophy for calendar year 2023. The Compensation Committee and the Board believe that our compensation practices for 2023 were effective in implementing our guiding principles.

Pursuant to Section 14A of the Exchange Act, we are submitting this annual proposal to our stockholders for an advisory vote to approve the compensation of our Named Executive Officers. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation of our Named Executive Officers for 2023. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers for 2023 and the principles, policies and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders of Antero Midstream Corporation approve, on an advisory basis, the compensation of its named executive officers during 2023 as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosures.”

As this is an advisory vote, the result is not likely to affect previously granted compensation. The Compensation Committee will consider the outcome of the vote when evaluating our compensation practices going forward. After considering the results of the advisory vote of the stockholders of Antero Midstream in 2020 regarding the frequency of future Say-On-Pay Votes and feedback from our stockholders, the Board intends to continue holding this vote annually.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides details on the following matters:

•	Our 2023 say-on-pay advisory vote;
•	Our 2023 executive compensation program and the compensation awarded under that program;
•	Material actions taken with respect to our 2024 executive compensation program; and
•	Pertinent executive compensation policies.

2023 Named Executive Officers

The table below sets forth the name and principal position of each of our 2023 Named Executive Officers.

Name	Principal Position
Paul M. Rady	Chairman of the Board, Chief Executive Officer and President
Michael N. Kennedy	Director and Senior Vice President—Finance and Former Chief Financial Officer
Yvette K. Schultz	Chief Compliance Officer, Senior Vice President—Legal, General Counsel and Corporate Secretary
Brendan E. Krueger	Chief Financial Officer, Treasurer and Vice President—Finance

2023 Say-on-Pay Advisory Vote

At the Company’s 2023 annual meeting, our stockholders were asked to approve, on an advisory basis, the compensation of the Named Executive Officers. Advisory votes in favor of our executive compensation program were cast by approximately 89% of the shares of common stock counted as present and entitled to vote at such meeting.

The Compensation Committee considered the results of the “Say-on-Pay” vote when evaluating the compensation of the Named Executive Officers in 2023. We have continued, and plan to continue, seeking to engage in stockholder outreach regarding executive compensation programs.

Compensation Philosophy and Objectives of Our Compensation Program

We seek to attract, retain, and motivate exceptional executive talent by providing our executives with a competitive mix of fixed, time-based and performance-based compensation. Our performance-based compensation program focuses on motivating returns and value creation per share, disciplined capital investment, efficient operations, and generation of distributable cash flow. We believe our compensation philosophy and practices for 2023 promote a strong alignment between Named Executive Officer pay and Company performance.

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Compensation Best Practices

Our Compensation Committee is committed to maintaining compensation best practices and employing methods that motivate our executives to create long-term value while minimizing risk to investors. The following table highlights the compensation best practices we followed during 2023 with respect to our Named Executive Officers:

What We Do
Target reasonable compensation levels relative to peers with a focus on performance-based and at-risk components
Enforce robust minimum stock ownership guidelines
Evaluate the risk of our compensation programs
Include performance based long-term incentives
Use and review compensation tally sheets
Engage an independent compensation consultant
Maintain a clawback policy
What We Don’t Do
No tax gross ups for executive officers
No severance plans or agreements for Named Executive Officers
No guaranteed bonuses for Named Executive Officers
No management contracts
No granting stock options with an exercise price less than the fair market value of the Company’s common stock on the date of grant outside of transactional context (e.g., substitution of pre-existing target company awards for Company awards in an acquisition)
No reduction of the exercise price of an outstanding stock option without stockholder approval outside of transactional context (e.g., substitution of pre-existing target company awards for Company awards in an acquisition)
No hedging or pledging of Company stock
No separate benefit plans for Named Executive Officers
No excessive perquisites

Implementing Our Compensation Program Objectives

Role of the Compensation Committee

The Compensation Committee oversees all elements of our executive compensation program and has the final decision-making authority on all executive compensation matters. Each year, the Compensation Committee reviews, modifies (if necessary), and approves the goals and objectives relevant to the compensation of all Named Executive Officers, as well as the executive compensation program as a whole, including performance goals for the annual cash incentive program, if applicable, and long-term equity awards. In addition, the Compensation Committee is responsible for reviewing the performance of the Chief Executive Officer within the framework of our executive compensation goals and objectives. Our Chief Executive Officer, together with our Senior Vice President—Finance, review the performance of the other Named Executive Officers. These evaluations are taken into account when setting the compensation for our Named Executive Officers. Actual compensation decisions for individual officers are the result of a subjective analysis of a number of factors, including the individual officer’s role within our organization, performance, experience, skills or tenure with us, changes to the individual’s position, and relevant trends in compensation practices.

The Compensation Committee also considers a Named Executive Officer’s current and prior aggregate compensation when setting future compensation. The Compensation Committee determines whether adjustments to compensation are necessary to adopt emerging best practices, reflect Company performance, retain each executive or provide additional or different performance incentives. Thus, the Compensation Committee’s decisions regarding compensation are the result of the exercise of judgment based on all reasonably available information.

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Role of the Antero Resources Compensation Committee and Allocation of Compensation Expenses

Our Named Executive Officers provide services to us and to Antero Resources. In 2023, the Compensation Committee and the Antero Resources Compensation Committee (the “AR Compensation Committee”) each separately discussed its Named Executive Officers’ aggregate total cash compensation and then approved an aggregate total 2023 base salary and 2023 target bonus for services our Named Executive Officers provide to both Antero Resources and Antero Midstream. Cash compensation included base salary and annual cash incentives in 2023. Antero Resources pays all elements of cash compensation to, and provides all benefits for, our Named Executive Officers. The Company reimburses Antero Resources for a portion of base salaries paid to our Named Executive Officers based on the percentage of all non-compensation general and administrative expenses attributable to each company and calculated quarterly on gross property and equipment, capital expenditure and labor costs, the last of which is calculated based on an estimate of how much time our employees spend providing services to us, in the aggregate, during each quarter (the “Reimbursement Percentage”). The Company reimbursed Antero Resources for a portion of our Named Executive Officer’s base salary that equaled 25.5% in 2023 (the “2023 NEO AM Reimbursement Percentage”). The Compensation Committee established its own performance metrics for its annual cash incentive program, and reimbursed Antero Resources for all amounts paid pursuant to the Company’s annual cash incentive program.

We reimburse Antero Resources for the portion of the cost of all health and welfare benefits, employer 401(k) contributions, and the limited perquisites Antero Resources provides to our Named Executive Officers that are attributable to services provided to us. This amount is calculated as the product of the total cost of such benefits and the 2023 NEO AM Reimbursement Percentage.

The Compensation Committee established the value of the long-term incentive awards that we granted to our Named Executive Officers at a level compared to similarly situated executives in the peer group, reviewing the Company’s performance and in consultation with the Company’s independent compensation consultant. The Compensation Committee believes the value granted will motivate and reward longer-term strategy development and execution by the Company. The value of long-term incentive awards was established independently and not in coordination with Antero Resources.

Consistent with the allocation of compensation expense for our Named Executive Officers described above, unless otherwise indicated, the information included in this Compensation Discussion and Analysis, as well as the tables that follow, only pertains to the compensation paid by us for services our Named Executive Officers provided to us in 2023. For information regarding compensation paid to our Named Executive Officers for services provided to Antero Resources in 2023, please see the Proxy Statement filed by Antero Resources on April 25, 2024.

Role of Management

The Chief Executive Officer, together with our Senior Vice President—Finance, typically provide recommendations to the Compensation Committee regarding the compensation levels for the other Named Executive Officers and for our executive compensation program as a whole. In making their recommendations, the Chief Executive Officer and the President or Senior Vice President—Finance, as applicable, consider each Named Executive Officer’s performance during the year, the Company’s performance during the year, compensation levels of similarly situated executives of companies with which we compete for executive talent, and independent oil and gas company compensation surveys. The Compensation Committee considers these recommendations when reviewing the performance of, and setting compensation for, the other executive officers.

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Role of External Advisors

The Compensation Committee has the authority to retain an independent executive compensation consultant. For 2023, the Compensation Committee retained NFP Compensation Consulting (“NFPCC”), formerly Longnecker & Associates. In compliance with the SEC and NYSE disclosure requirements, the Compensation Committee reviewed the independence of NFPCC under six independence factors. After its review, the Compensation Committee determined that NFPCC was independent.

In 2023, NFPCC:

•	Collected and reviewed all relevant Company information, including our historical compensation data and our organizational structure;
•	With input from management, assisted the Compensation Committee in its evaluation of the peer group of companies to use for executive compensation comparisons and made recommendations regarding modifications;
•	Assessed our compensation program’s position relative to market for our Named Executive Officers and other officers and relative to our stated compensation philosophy;
•	Prepared a report of its analysis, findings and recommendations for our executive compensation program; and
•	Completed other ad hoc assignments, such as helping with the design of incentive arrangements.

NFPCC’s reports were provided to the Compensation Committee and also used by Messrs. Rady and Kennedy in making their recommendations to the Compensation Committee.

Competitive Peer Analysis

When assessing the soundness of our compensation programs, the Compensation Committee compares the pay practices for our Named Executive Officers against the pay practices of other companies. This process recognizes our philosophy that our compensation practices should be competitive, though marketplace information is only one of the many factors we consider.

Messrs. Rady and Kennedy and the Compensation Committee used market compensation data provided by NFPCC to assess the total compensation levels of our Named Executive Officers relative to market. Market data is developed by comparing each executive officer’s compensation with that of similarly situated officers of companies in the Peer Group (described below) and of oil and gas companies in general. In determining whether an officer is similarly situated, we consider the specific responsibilities assumed by our executives and executives at other organizations, and give greater weight to Peer Group data if a position appears comparable to the position of one of our Named Executive Officers. Otherwise, we supplement Peer Group data with industry data from the 2023 Oil and Gas E&P Industry Compensation Survey prepared by Effective Compensation, Incorporated.

Peer Group

NFPCC recommended and, after evaluation and discussion the Compensation Committee, approved a peer group for use in determining compensation for 2023 of onshore publicly traded oil and gas companies that are reasonably similar to Antero Resources in terms of size and operations. Further, we believe these companies are properly aligned with Antero Resources across financial metrics such as revenue, market capitalization, and enterprise value, complexity and geography of operations. The 2023 peer group is unchanged from 2022 except that CNX Resources Corporation was removed because it’s revenue, market capitalization, enterprise value and asset value were all substantially below those of the Company. We added Marathon Oil Corporation because its revenue, market capitalization, enterprise value and asset value were in line with our peers. Because aggregate total cash compensation for our Named Executive Officers is set by both the Compensation Committee and the AR Compensation Committee, a single peer group is used for this joint analysis. Over two-thirds of the compensation our Named Executive Officers receives is for services provided to Antero Resources. As a result, a peer group composed of peer companies of Antero Resources, rather than a peer group composed of our peer companies, is used to establish total target compensation for our Named Executive Officers. We refer to the following ten companies as the “Peer Group”:

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2023 APPROVED PEER GROUP

Company	Ticker
APA Corp.	APA
Coterra Energy Inc.	CTRA
Continental Resources, Inc.(1)	CLR
Devon Energy Corporation	DVN
Diamondback Energy Inc.	FANG
EQT Corporation	EQT
Marathon Oil Corporation	MRO
Ovintiv Inc.	OVV
Range Resources Corporation	RRC
Southwestern Energy Company	SWN
(1)	Continental Resources, Inc. was taken private in November of 2022, months after filing it’s 2022 annual report. Compensation data from the 2022 annual report for Continental Resources, Inc. (along with the same data from the other members of the peer group) was considered by the Compensation Committee when making 2023 compensation decisions in early 2023.

Elements of Direct Compensation

Our Named Executive Officers’ compensation for 2023 included the key components described below.

Pay Component	Form of Pay	How Amount is Determined	Objective
Base salary	Cash	Market-competitive amount that reflects the executive’s relative skills, responsibilities, experience and contributions	Provide a minimum, fixed level of cash compensation
Annual Incentive Awards	Cash	Free Cash Flow After Dividends, Net Debt / EBITDA, Return on Invested Capital and ESG	Encourage short-term financial and operational performance that is aligned with our business strategy and will lead to long-term stockholder value
Long-term incentive awards	Performance share units	Three-year ROIC	Encourage efficient capital investments to produce quality earnings
	Restricted stock units	33% vests on each of the first three anniversaries of grant	Provide a strong retention mechanism; alignment with stockholders since value is tied to stock price

With respect to the compensation attributable to services provided to us by our Named Executive Officers, the components of our Named Executive Officers’ compensation for 2023, calculated based on amounts reported for 2023 in the Summary Compensation Table below, except that target annual incentive levels are used rather than actual 2023 annual incentive award levels, were distributed as follows:

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Base Salaries

Base salaries are designed to provide a minimum, fixed level of cash compensation for services rendered during the year. In addition to providing a base salary that is competitive with salaries paid by other independent oil and gas exploration and production companies, the Compensation Committee also considers whether our pay levels appropriately align each Named Executive Officer’s base salary level relative to the base salary levels of our other officers. Our objective is to have base salaries that accurately reflect each officer’s relative skills, experience and contributions to the Company. To that end, annual base salary adjustments are based on a subjective analysis of many individual factors, including:

•	the responsibilities of the officer;
•	the period over which the officer has performed those responsibilities;
•	the scope of, and level of expertise and experience required for the officer’s position;
•	the strategic impact of the officer’s position;
•	the rate of inflation; and
•	the potential future contribution and demonstrated individual performance of the officer.

In addition to the individual factors listed above, the Compensation Committee considers our overall business performance and implementation of Company objectives when determining annual base salaries. While these metrics generally provide context for making salary decisions, base salary decisions do not depend on attainment of specific goals or performance levels, and no specific weighting is given to one factor over another.

Base salaries are reviewed annually, but are not increased if the Compensation Committee, in discussion with the AR Compensation Committee, believes that (1) our executives are currently compensated at proper levels in light of Company performance or external market factors, or (2) an increase or addition to other elements of compensation would be more appropriate in light of our stated objectives.

In March of 2023, the Compensation Committee approved a 10% increase of aggregate base salary levels for services provided both to us and Antero Midstream to each of the Named Executive Officers as compared to 2022 aggregate base salary levels, after considering substantial inflation levels and the 2023 increases in pay being approved by companies with which we compete for executive talent.

The table below reflects the portion of the base salary allocated to the Company in 2023 for each Named Executive Officer. For additional information, see “Implementing Our Compensation Program Objectives—Role of the Antero Resources Compensation Committee and Allocation of Compensation Expenses” above.

Executive Officer	2023 Allocated Base Salary(1)
Paul M. Rady	$364,650
Michael N. Kennedy	$185,130
Yvette K. Schultz	$133,238
Brendan E. Krueger	$129,030
(1)	The amount of base salary allocated to the Company changes from year to year based on the NEO AM Reimbursement Percentage for that year. As a result, increases or decreases in the amount of base salary allocated to the Company may not indicate an increase or decrease in the executive’s aggregate base salary. The increase in aggregate base salary paid to the Named Executive Officers for services provided to both the Company and Antero Resources that was approved by both the Compensation Committee and the AR Compensation Committee was 10% for each Named Executive Officer for 2023.

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Annual Cash Incentive Awards

Purpose and Operation

Annual cash incentive payments, which we also refer to as cash bonuses, are a key component of each Named Executive Officer’s annual compensation package. The Compensation Committee adopted bonus targets for each of the Named Executive Officers, expressed as a percentage of base salary. This structure is intended to provide payout levels that are consistent with our stockholders’ investment objectives, while remaining competitive with companies with which we compete for executive talent. The bonus target percentages for our Named Executive Officers for 2023 were unchanged from 2022 and were as follows:

Executive Officer	Target Bonus (as a % of base salary)
Paul M. Rady	130%
Michael N. Kennedy	100%
Yvette K. Schultz.	85%
Brendan E. Krueger	85%

2023 Performance Metrics

The maximum payout opportunity under the annual incentive program is 200% of the Named Executive Officer’s target bonus.

In April 2023, the Compensation Committee approved an annual incentive plan for the 2023 fiscal year. The 2023 annual incentive plan uses the same metrics and weightings as the 2022 program. This structure is intended to provide payout levels that are consistent with our stockholders’ investment objectives, while remaining competitive with companies with which we compete for executive talent.

In April of 2023 the Compensation Committee selected the following metrics, weightings and performance levels for the 2023 annual cash incentive program.

Selected Metrics	Weighting	Threshold Performance (50%)	Target Performance (100%)	Maximum (200%)	Performance Score (% of Target)	Weighted Score
Free Cash Flow after Dividends ($ Millions)					200%	50%
Net Debt/EBITDA					200%	60%
Return on Invested Capital					198.6%	59.6%
ESG		Qualitative Assessment			200%	30.0%
					Total	199.6%

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Metric	Definition	Rationale
Free Cash Flow after Dividends	Adjusted EBITDA less interest expense and accrual-based capital expenditures and dividends declared for the year, as presented in the full year earnings press release furnished as exhibit 99.1 to the Form 8-K filed with the SEC on February 14, 2024.	Generating Free Cash Flow after Dividends is essential to ensure Antero Midstream can internally finance capital investments, support return of capital to shareholders and maintain a strong balance sheet.
Net Debt/EBITDA	Year end 2023 Net Debt divided by 2023 full year Adjusted EBITDA, each calculated as presented in the full year earnings press release furnished as exhibit 99.1 to the Form 8-K filed with the SEC on February 14, 2024.	Managing the balance sheet and leverage is essential for efficiently growing the business while maximizing returns to shareholders. Net Debt/EBITDA is a key debt coverage ratio that motivates management to minimize debt relative to cash flow.
Return on Invested Capital (ROIC)	ROIC is calculated as presented in the full year earnings press release furnished as exhibit 99.1 to the Form 8-K filed with the SEC on February 14, 2024.	ROIC is used as a performance metric that measures the efficiency of our capital investments and quality of our earnings. ROIC is a metric that many investors consider when assessing the performance of companies in our sector.
ESG	The Compensation Committee of our Board considered ESG matters in this assessment, which included non-financial performance related to our safety record and greenhouse gas emission reductions and standards key to maintaining a safe work environment and a sustainable environmental record.	These functions are critical to the success of the business and the execution of our overall strategy. Our people are motivated to work in a safe environment that shows progress toward sustainability.

- 2024 Proxy Statement 43

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2023 Annual Incentive Program Payouts

When determining the performance score for the ESG metric the Compensation Committee considered the Company’s internal scorecard that highlighted specific achievements in the areas of environmental performance, social and safety factors, and social governance, including the following:

•	Named one of America’s most sustainable companies by Just Capital;
•	Zero employee lost time incidents for the second consecutive year; and
•	Zero employee fatalities for the 6th consecutive year.

The 2023 annual cash bonus amounts reported below reflect the portion of the annual cash bonus for each Named Executive Officer allocated to the Company. For additional information, see “Implementing Our Compensation Program Objectives—Role of the Antero Resources Compensation Committee and Allocation of Compensation Expenses” above. The amounts below are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Executive Officer	Percentage of 2023 Target Bonus Paid for 2023 Performance	Final Allocated 2023 Annual Cash Bonus Payments(1)
Paul M. Rady	199.6%	$946,194
Michael N. Kennedy	199.6%	$369,519
Yvette K. Schultz	199.6%	$226,051
Brendan E. Krueger	199.6%	$218,912
(1)	The amounts in this column are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, below.

- 2024 Proxy Statement 44

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Long-Term Incentive Awards

2023 Long-Term Incentive Awards

In 2023, the Compensation Committee granted 75% time-based restricted stock units (or “RSUs”) and 25% performance share units (or “PSUs”) to our Named Executive Officers pursuant to the AM LTIP. The Compensation Committee grants RSUs as a retention tool and in order to align the interests of our Named Executive Officers with the interests of our stockholders and grants PSUs to incent management to make sound capital investment decisions that align with shareholder value creation.

The performance share units have a performance period from January 1, 2023 through December 31, 2025 and vest based on the Company’s return on invested capital (“ROIC”). The Compensation Committee selected ROIC as the performance metric for the performance share units. ROIC is a metric that many investors consider when assessing the performance of companies in our sector. The performance share units vest as follows, with vesting between performance levels calculated using linear interpolation.

	Below Threshold	Threshold	Target	Maximum
ROIC for the Company	< 85% of Target ROIC	85% of Target ROIC	Target ROIC	115% of Target ROIC
Percentage of Target Amount of PSUs that are Earned	0%	50%	100%	200%

The restricted stock units granted to our Named Executive Officers in 2023 vest ratably on the first three anniversaries of the date of grant, subject to continued service.

Target Value of Long-Term Incentive Awards

The table below shows the values approved by the Compensation Committee for the annual long-term incentive awards granted to our Named Executive Officers in 2023. These values were established by the Compensation Committee after referencing the 25th, 50th, and 75th percentiles of the Peer Group. These percentiles are reference points only. We consider individual performance, the nature and responsibility of the Named Executive Officer’s position, the impact, contribution, and expertise of the Named Executive Officer, and the importance of retaining the individual, along with the competitiveness of the market for the Named Executive Officer’s talent and services.

Executive Officer	2022 Target Long-Term Incentive Value(1)
Paul M. Rady	$10,000,000
Michael N. Kennedy	$4,300,000
Yvette K. Schultz	$2,625,000
Brendan E. Krueger	$2,100,000
(1)	The amounts set forth in this column differ from the amounts set forth under the “Summary Compensation Table” and the “Grants of Plan-Based Awards for Fiscal Year 2023” below, as these amounts were set by the Compensation Committee and then divided by the closing price on the applicable date of grant to determine the number of restricted stock units and target performance share units to be granted. The amounts set forth under “Summary Compensation Table” and the “Grants of Plan-Based Awards for Fiscal Year 2023” below reflect the grant date fair value of the number of restricted stock units and target performance share units granted, as computed in accordance with FASB ASC Topic 718, resulting in a slightly lower value attributable to the grants under those tables.

The number of restricted stock units and performance share units granted to our Named Executive Officers in 2023 are described more fully under “Grants of Plan-Based Awards for Fiscal Year 2023” below.

- 2024 Proxy Statement 45

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Other Benefits

Health and Welfare Benefits

Our Named Executive Officers are eligible to participate in all of Antero Resources’ employee health and welfare benefit arrangements on the same basis as other employees of Antero Resources (subject to applicable law). These arrangements include medical, dental, vision and disability insurance, as well as health savings accounts.

These benefits are provided to ensure that we and Antero Resources can competitively attract and retain officers and other employees. This is a fixed component of compensation, and these benefits are provided on a non-discriminatory basis to all Antero Resources employees.

Retirement Benefits

Antero Resources maintains an employee retirement savings plan through which employees may save for retirement or future events on a tax-advantaged basis. Participation in the 401(k) plan is at the discretion of each individual Antero Resources employee, and our Named Executive Officers participate in the plan on the same basis as all other employees. The plan permits Antero Resources to make discretionary matching and non-elective contributions.

During 2023, Antero Resources matched 100% of the first 6% of eligible compensation that employees contributed to the plan. These matching contributions are immediately fully vested. As part of our general and administrative expense, we reimbursed Antero Resources for a portion of these matching contributions.

Perquisites and Other Personal Benefits

We believe the total mix of compensation and benefits provided to our Named Executive Officers is currently competitive. Therefore, perquisites do not play a significant role in our Named Executive Officers’ total compensation.

2024 Material Compensation Decisions

Base Salaries

In March 2024, after comparing base salary levels to those of similarly situated executives in the 2024 peer group, reviewing the Company’s performance during 2023, and discussing the recommendations of Messrs. Rady and Kennedy and NFPCC, the Compensation Committee approved the following increases to base salary for the Named Executive Officers for 2024:

Executive Officer	2023 Allocated Base Salary	2024 Allocated Base Salary(1)	Percentage Increase
Paul M. Rady	$ 364,650	$ 379,236	4%
Michael N. Kennedy	$ 185,130	$ 192,525	4%
Yvette K. Schultz	$ 133,238	$ 138,567	4%
Brendan E. Krueger	$ 129,030	$ 134,181	4%
(1)	Allocated base salary included here is calculated based on the 2023 NEO AM Reimbursement Percentage. The actual percentage of base salary allocated to the Company for 2024 will not be determinable until the 2024 Reimbursement Percentage is calculated following the end of 2024.

- 2024 Proxy Statement 46

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Annual Cash Incentive Awards

In April 2024, the Compensation Committee approved an annual incentive plan for the 2024 fiscal year. The 2024 annual incentive plan mirrors the 2023 annual incentive plan. We believe this structure motivates our Named Executive Officers to accomplish specific objectives that are important to our success and sustainable growth.

Long-Term Incentive Awards

The Compensation Committee granted 75% time-based equity awards and 25% performance-based equity awards to our Named Executive Officers in March 2024. These awards are subject to the terms and provisions of the 2020 AM LTIP and the award agreements pursuant to which they were granted.

Other Matters

No Employment, Severance or Change-in-Control Agreements

We do not maintain any employment, severance or change-in-control agreements with any of our Named Executive Officers.

As discussed below under “Potential Payments Upon a Termination or a Change in Control,” each of our Named Executive Officers would be entitled to receive accelerated vesting of his performance share units and restricted stock units that remain unvested upon their termination of employment with us under certain circumstances or upon the occurrence of certain corporate events.

Stock Ownership Guidelines

Following the closing of the Simplification Transactions, we adopted stock ownership guidelines, pursuant to which our executive officers are required to own a minimum number of shares of our common stock within five years of becoming an executive officer or five years after adoption of the policy, whichever is later. In particular, each of our executive officers is required to own shares of our common stock having an aggregate fair market value equal to at least a designated multiple of the executive officer’s base salary. The guidelines for executive officers are set forth in the table below.

Officer Level	Ownership Guideline
Chief Executive Officer, President, and Chief Financial Officer	5x annual base salary
Vice President	3x annual base salary
Other Officers (if applicable)	1x annual base salary

Compliance with these guidelines is measured as of June 30 of each year. If an individual covered by the ownership guidelines satisfies the guidelines on a prior determination date, a subsequent decrease in our stock price will not cause that executive to be out of compliance on a later determination date. As of June 30, 2023, less than five years had passed since adoption of the policy and, as a result, each of our Named Executive Officers had time remaining to achieve the requisite ownership levels.

- 2024 Proxy Statement 47

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Tax and Accounting Treatment of Executive Compensation Decisions

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally imposes a $1 million limit on the amount of compensation paid to “covered employees” (as defined in Section 162(m)) that a public corporation may deduct for federal income tax purposes in any year. The “Tax Cuts and Jobs Act,” enacted in 2017, repealed the performance-based compensation exception to the Section 162(m) deduction limitation for tax years beginning after December 31, 2017. In addition, the Tax Cuts and Jobs Act generally expanded the scope of who is considered a “covered employee.” With these changes, compensation paid to certain of our executives will be subject to the $1 million per year deduction limitation imposed by Section 162(m). While we will continue to monitor our compensation programs in light of the deduction limitation imposed by Section 162(m), our Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company and our stockholders. As a result, we have not adopted a policy requiring that all compensation be fully deductible. The Compensation Committee may conclude that paying compensation at levels in excess of the limits under Section 162(m) is in the best interests of the Company and our stockholders. It is likely that the Company will not be able to deduct for federal income tax purposes a portion of the compensation paid to our Named Executive Officers in 2023.

Many other Code provisions and accounting rules affect the payment of executive compensation and are generally taken into consideration as our compensation arrangements are developed. Our goal is to create and maintain compensation arrangements that are efficient, effective and in full compliance with these requirements.

Risk Assessment

We have reviewed our compensation policies and practices to determine whether they create risks that are reasonably likely to have a material adverse effect on our Company. In connection with this risk assessment, we reviewed the design of our compensation and benefits program and related policies and determined that certain features of our programs and corporate governance generally help mitigate risk. Among the factors considered were the mix of cash and equity compensation, the balance between short- and long-term objectives of our incentive compensation, the degree to which programs provide for discretion to determine payout amounts, and our general governance structure.

Our Compensation Committee believes that evaluating overall business performance and implementing Company objectives assists in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk-management practices.

•	The Compensation Committee believes our overall compensation program provides a reasonable balance between short- and long-term objectives, which helps mitigate the risk of excessive risk-taking in the short-term.
•	The metrics that determine ultimate value awarded under our incentive compensation programs are associated with total Company value. We do not believe these metrics create pressure to meet specific financial or individual performance goals.
•	The mix of time- and performance-based equity awards and multi-year vesting of our equity awards discourages excessive risk-taking and undue focus on short-term gains that may not be sustainable.

Due to the foregoing program features, the Compensation Committee concluded that our compensation policies and practices for all employees, including our Named Executive Officers, are not reasonably likely to have a material adverse effect on the Company.

- 2024 Proxy Statement 48

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Tally Sheets

The Compensation Committee uses tally sheets as a reference in reviewing and establishing our Named Executive Officers’ compensation. The tally sheets provide a holistic view of all material elements of our Named Executive Officers’ compensation, including base salary, annual cash incentive awards, long-term equity incentive awards and indirect compensation such as perquisites and retirement benefits. Tally sheets also demonstrate the amounts each executive could potentially receive under various termination and change in control scenarios, and include a summary of all shares beneficially owned.

Hedging and Pledging Prohibitions

Our Insider Trading Policy prohibits our Named Executive Officers from engaging in speculative transactions involving our common stock, including buying or selling puts or calls, short sales, purchasing securities on margin, or otherwise hedging the risk of ownership of such securities. The Insider Trading Policy also prohibits our Named Executive Officers from pledging shares of such securities as collateral.

Clawback Policy

Effective November 30, 2023, we adopted the Antero Midstream Corporation Incentive Compensation Recovery Policy (the “Clawback Policy”). The Clawback Policy is intended to comply with the requirements of Section 10D of the Exchange Act and Section 303A.14 of the NYSE Listing Company Manual. Under the terms of the Clawback Policy, in the event of a restatement of our financial statements due to material non-compliance with any financial reporting requirement under applicable securities laws, the Compensation Committee shall take reasonably prompt action to cause the Company to recover from any covered executive the amount of any incentive-based compensation granted, earned or vested within the three preceding completed fiscal years, to the extent the value of such compensation was in excess of the amount of incentive compensation that would have been granted, earned, or vested had the financial statements been in compliance with the financial reporting requirements. Each executive officer, including our Named Executive Officers, principal accounting officer, and former executive officers, are considered “covered executives” for purposes of the Clawback Policy. Incentive-based compensation is not subject to the Clawback Policy if it is received (i) prior to the date a covered executive becomes an executive officer or (ii) prior to October 2, 2023.

The AM LTIP and the Amended and Restated Antero Midstream Corporation Long Term Incentive Plan (the “Amended AM LTIP”) generally provide that, to the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Compensation Committee, all awards under the AM LTIP and the Amended AM LTIP are subject to the provisions of any clawback policy the Company implements.

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, and at the recommendation of the Compensation Committee, the Board of Directors has determined that the Compensation Discussion and Analysis should be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K.

Compensation Committee Members: David H. Keyte, Chairman Peter A. Dea W. Howard Keenan, Jr.

- 2024 Proxy Statement 49

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes, with respect to our Named Executive Officers, information relating to the compensation earned for services rendered in all capacities during the fiscal years ended December 31, 2023, 2022, and 2021. The table reflects only the portion of the compensation earned by our Named Executive Officers attributable to their services to the Company, and does not include compensation earned for services provided to Antero Resources or its subsidiaries. See above under “Compensation Discussion and Analysis—Implementing Our Compensation Program Objectives—Role of the Antero Resources Compensation Committee and Allocation of Compensation Expenses” for further discussion of the allocation methodology used.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Paul M. Rady (Chairman of the Board of Directors, Chief Executive Officer and President)	2023	364,650	—	9,999,984	946,194	5,049	11,315,877
	2022	357,500	58,094	9,499,982	615,794	3,141	10,534,511
	2021	287,100	—	4,499,995	598,431	3,364	5,388,890
Michael N. Kennedy (Director and Sr. Vice President—Finance)	2023	185,130	177,778(1)	4,299,987	369,519	5,049	5,037,463
	2022	181,500	200,465	3,249,993	240,488	3,190	3,875,636
	2021	147,900	177,778	999,995	256,902	3,364	1,585,939
Yvette K. Schultz (Sr. Vice President—Legal, Chief Compliance Officer, General Counsel)	2023	133,238	—	2,624,994	226,051	5,049	2,989,331
	2022	130,625	13,879	2,499,986	147,116	3,190	2,794,796
Brendan E. Krueger (Chief Financial Officer, Treasurer and Vice President)	2023	129,030	—	2,099,982	218,912	5,049	2,452,973
	2022	126,500	13,441	1,999,978	142,471	3,190	2,285,580
	2021	89,900	—	499,998	124,925	3,364	718,187
(1)	Reflects the portion of the special cash retention award granted to Mr. Kennedy during 2020 that vested and was paid out in 2023.
(2)	The amounts reported in this column for 2023 represent the grant date fair value of restricted stock units and performance share units granted to the Named Executive Officers in 2023 pursuant to the AM LTIP, each as computed in accordance with FASB ASC Topic 718. See Note 12 to our consolidated financial statements on Form 10-K for the year ended December 31, 2023, for additional detail regarding assumptions underlying the value of these equity awards. If the maximum level of performance for the ROIC performance share units granted in 2023 was achieved, then the value of such award granted to Messrs. Rady, Kennedy, and Krueger and Ms. Schultz would be $4,999,981, $2,149,983, $1,049,980, and $1,312,491, respectively.
(3)	The amounts reported in this column represent the portion of the annual incentive plan payments made pursuant to actual performance with respect to the originally approved metrics.
(4)	The amounts reported in this column for 2023 represent the amount of the Company’s allocated portion of Antero Resource’s 401(k) match for each Named Executive Officer.

- 2024 Proxy Statement 50

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Grants of Plan-Based Awards for Fiscal Year 2023

The table below sets forth the awards granted to our Named Executive Officers during 2023, including awards under the 2023 annual cash incentive plan and restricted stock units and performance share units granted under the AM LTIP.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Paul M. Rady		237,023	474,045	948,090
ROIC PSUs(5)	3/7/23				118,147	236,294	472,588		2,499,991
RSUs(6)	3/7/23							708,884	7,499,993
Michael N. Kennedy		92,565	185,130	370,260
ROIC PSUs(5)	3/7/23				50,803	101,606	203,212		1,074,991
RSUs(6)	3/7/23							304,820	3,224,996
Yvette K. Schultz		56,626	113,252	226,504
ROIC PSUs(5)	3/7/23				31,013	62,027	124,054		656,246
RSUs(6)	3/7/23							186,082	1,968,748
Brendan E. Krueger		54,838	109,676	219,351
ROIC PSUs(5)	3/7/23				24,810	49,621	99,242		524,990
RSUs(6)	3/7/23							148,865	1,574,992
(1)	These columns reflect the threshold, target and maximum amount that may be earned by each of the Named Executive Officers under our 2023 annual cash incentive plan.
(2)	These columns reflect the threshold, target and maximum number of shares that may be earned with respect to performance share units granted to each of the Named Executive Officers on March 7, 2023.
(3)	This column reflects the number of restricted stock units granted to each of the Named Executive Officers in 2023.
(4)	The amounts in this column represent the grant date fair value of restricted stock units and performance share units granted to the Named Executive Officers pursuant to the AM LTIP, as computed in accordance with FASB ASC Topic 718. See Note 12 to our consolidated financial statements on Form 10-K for the year ended December 31, 2023, for additional detail regarding assumptions underlying the value of these equity awards.
(5)	The ROIC performance share units granted on March 7, 2023 are earned (or not) based upon our ROIC performance over the three-year period beginning on January 1, 2023 and ending on December 31, 2025. Pursuant to the ROIC performance share units, our Named Executive Officers are eligible to receive threshold, target and maximum payouts of 50%, 100% and 200%, respectively, of the target amount of ROIC PSUs awarded, subject to continued employment through the end of the performance period. In order to achieve threshold, target and maximum payouts under the ROIC performance share units, the Company’s ROIC performance must be at or over 85% of the target ROIC, 100% of the target ROIC or 115% of the target ROIC, respectively.
(6)	The restricted stock units granted on March 7, 2023 are subject to ratable vesting on the first three anniversaries of the date of grant, in each case, subject to continued employment through such date.

- 2024 Proxy Statement 51

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Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards for Fiscal Year 2023 table.

Performance Share Units

The Compensation Committee granted performance share units to each of our Named Executive Officers in 2023. The performance share units vest based on our ROIC over a three-year period beginning on January 1, 2023 and ending on December 31, 2025, if the Named Executive Officers remain continuously employed by us from the grant date through the end of the performance period. The potential acceleration and forfeiture events related to these performance share units are described in greater detail under the heading “Potential Payments Upon Termination or Change in Control” below.

Restricted Stock Units

The Compensation Committee granted restricted stock units to each of our Named Executive Officers in 2023. The restricted stock units vest over a three-year period, if such employees remain continuously employed by us from the grant date through the applicable vesting date. The potential acceleration and forfeiture events related to these restricted stock units are described in greater detail under the heading “Potential Payments Upon Termination or Change in Control” below.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table provides information concerning equity awards granted by the Company to our Named Executive Officers that had not vested as of December 31, 2023.

	Stock Awards			Equity Incentive Plan Awards: Market
			Equity Incentive Plan
			Awards: Number of	or Payout Value of
	Number of Units		Unearned shares, Units,	Unearned Shares, Units
	That Have Not	Market Value of Units	or Other Rights That	or Other Rights That
	Vested	That Have Not Vested	Have Not Vested	Have Not Vested
Name	(#)	($)(1)	(#)	($)(2)
Paul M. Rady
Restricted Stock Units(3)	1,480,809	18,554,537
Performance Share Units(4)			893,686	11,197,886
Michael N. Kennedy	506,286	6,343,764
Restricted Stock Units(3)
Performance Share Units(4)			347,272	4,351,318

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	Stock Awards			Equity Incentive
			Equity Incentive Plan	Plan Awards: Market
			Awards: Number of	or Payout Value of
	Number of Units		Unearned shares, Units,	Unearned Shares, Units
	That Have Not	Market Value of Units	or Other Rights That	or Other Rights That
	Vested	That Have Not Vested	Have Not Vested	Have Not Vested
Name	(#)	($)(1)	(#)	($)(2)
Yvette K. Schultz	323,231	4,050,084
Restricted Stock Units(3)
Performance Share Units(4)			234,868	2,942,896
Brendan E. Krueger	278,203	3,485,884
Restricted Stock Units(3)
Performance Share Units(4)			187,892	2,354,287
(1)	The amounts reflected in this column represent the market value of our common stock underlying the unvested restricted stock units held by the Named Executive Officers, computed based on the closing price of our common stock on December 29, 2023, which was $12.53 per share.
(2)	The amounts reflected in this column represent the market value of our common stock underlying the performance share units reported in the immediately preceding column held by the Named Executive Officers, computed based on the closing price of our common stock on December 29, 2023, which was $12.53 per share.
(3)	The amounts in this row represent unvested restricted stock units held by each Named Executive Officer that vest on the applicable remaining vesting dates as follows, subject to the Named Executive Officer’s continued employment:

		Number of
		Unvested RSUs	Vesting
Name	Award	on 12/31/2023	Schedule	Remaining Vesting Dates
Paul M. Rady	2020 RSU	92,500	Ratable	April 15, 2024
	2021 RSU	258,324	Ratable	April 15, 2024 and April 15, 2025
	2022 RSU	421,101	Ratable	April 15, 2024 and April 15, 2025
	2023 RSU	708,884	Ratable	March 7, 2024, March 7, 2025, and March 7, 2026
Michael N. Kennedy	2021 RSU	57,405	Ratable	April 15, 2024 and April 15, 2025
	2022 RSU	144,061	Ratable	April 15, 2024 and April 15, 2025
	2023 RSU	304,820	Ratable	March 7, 2024, March 7, 2025, and March 7, 2026
Yvette K. Schultz	2020 RSU	11,982	Ratable	April 15, 2024
	2021 RSU	14,351	Ratable	April 15, 2024 and April 15, 2025
	2022 RSU	110,816	Ratable	April 15, 2024 and April 15, 2025
	2023 RSU	186,082	Ratable	March 7, 2024, March 7, 2025, and March 7, 2026
Brendan E. Krueger	2020 RSU	11,982	Ratable	April 15, 2024
	2021 RSU	28,703	Ratable	April 15, 2024 and April 15, 2025
	2022 RSU	88,653	Ratable	April 15, 2024 and April 15, 2025
	2023 RSU	148,865	Ratable	March 7, 2024, March 7, 2025, and March 7, 2026

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(4)	The amounts reflected in this row represent the maximum number of performance share units granted in each of 2022 and 2023, as set forth in the below table, because performance as of December 31, 2023 was trending at maximum for payout of these awards. The actual number of shares earned pursuant to these performance share units may vary substantially from the amounts set forth both above and in the below table based on actual performance through the end of the applicable performance period.

		Number of	Reported
		Unvested PSUs	Performance	Applicable Performance Period and
Name	Award	on 12/31/2023	Level	Performance Period End Date
Paul M. Rady	2022 ROIC PSU	421,098	Maximum	Three-year performance period ending December 31, 2024
	2023 ROIC PSU	472,588	Maximum	Three-year performance period ending December 31, 2025
Michael N. Kennedy	2022 ROIC PSU	144,060	Maximum	Three-year performance period ending December 31, 2024
	2023 ROIC PSU	203,212	Maximum	Three-year performance period ending December 31, 2025
Yvette K. Schultz	2022 ROIC PSU	110,814	Maximum	Three-year performance period ending December 31, 2024
	2023 ROIC PSU	124,054	Maximum	Three-year performance period ending December 31, 2025
Brendan E. Krueger	2022 ROIC PSU	88,650	Maximum	Three-year performance period ending December 31, 2024
	2023 ROIC PSU	99,242	Maximum	Three-year performance period ending December 31, 2025

Option Exercises and Stock Vested in Fiscal Year 2023

The following table provides information concerning equity awards held by the Named Executive Officers that vested during the 2023 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Paul M. Rady	—	—	451,630	4,796,311
Michael N. Kennedy	—	—	204,690	2,231,758
Yvette K. Schultz	—	—	78,096	829,380
Brendan E. Krueger	—	—	74,189	787,887
(1)	This column reflects the number of restricted stock units held by each Named Executive Officer that vested during the 2022 fiscal year. No performance share units vested in 2023
(2)	The amounts reflected in this column represent the aggregate market value realized by each Named Executive Officer upon vesting of the restricted stock units held by such Named Executive Officer, computed based on the closing price of our common stock on the applicable vesting date.

Pension Benefits

We do not provide pension benefits to our employees.

Nonqualified Deferred Compensation

We do not provide nonqualified deferred compensation benefits to our employees.

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Potential Payments Upon Termination or Change in Control

Restricted Stock Units and Performance Share Units

Any unvested restricted stock units subject to time-based vesting criteria granted to our Named Executive Officers under the AM LTIP will become immediately fully vested if the applicable Named Executive Officer’s employment with us terminates due to his or her death or “disability” or in the event of a “change in control” (as such terms are defined in the AM LTIP).

In addition, upon a Named Executive Officer’s termination of employment due to his or her death or disability or in the event of a change in control, the performance period applicable to the 2022 and 2023 ROIC performance share units will end on the earlier of (i) the last date of the applicable performance period (December 31, 2024 for the 2022 ROIC performance share units and December 31, 2025 for the 2023 ROIC performance share units) and (ii) the date of the applicable triggering event, and such performance share units will be settled based on the actual level of performance achieved as of such date.

If the Named Executive Officer incurs a termination of employment for any reason other than for “cause” on or after April 15, 2023 (for the 2022 ROIC performance share units) or March 7, 2024 (for the 2023 ROIC performance share units), the continued employment obligations applicable to the 2022 and 2023 ROIC performance share units will be deemed satisfied, and a pro rata number of the target performance share units granted shall remain outstanding and eligible to vest at the end of the applicable performance period based on actual performance achieved. The pro rata number of performance share units to remain outstanding and eligible to vest shall be determined by multiplying the target number of performance share units granted by a fraction, the numerator of which is the number of completed 12-month periods that elapsed from the grant date to the date on which the Named Executive Officer’s employment terminated and the denominator of which is three. No performance share units shall be earned with respect to any partial 12-month period.

For purposes of these awards, a Named Executive Officer will be considered to have incurred a “disability” if the executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of at least 12 months.

For purposes of these awards, a “change in control” generally means the occurrence of any of the following events:

•	A person or group of persons acquires beneficial ownership of 50% or more of either (a) the outstanding shares of our common stock or (b) the combined voting power of our voting securities entitled to vote in the election of directors, in each case with the exception of (i) any acquisition directly from us, (ii) any acquisition by us or any of our subsidiaries, or (iii) any acquisition by any employee benefit plan sponsored or maintained by us or any entity controlled by us;
•	The incumbent members of the Board cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director who is approved by a vote of at least two-thirds of the incumbent members of the Board shall be considered an incumbent member of the Board for these purposes;
•	The consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of our assets, or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) our outstanding common stock immediately prior to such Business Combination represents more than 50% of the outstanding common equity interests and the outstanding voting securities entitled to vote in the election of directors of the surviving entity, (B) no person or group of persons beneficially owns 20% or more of the common equity interests of the surviving entity or the combined voting power of the voting securities entitled to vote generally in the election of directors of such surviving entity, and (C) at least a majority of the members of the board of directors of the surviving entity were members of the incumbent Board at the time of the execution of the initial agreement or corporate action providing for such Business Combination; or
•	Approval by our stockholders of a complete liquidation or dissolution of the Company.

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For purposes of the 2022 and 2023 performance share units, “cause” shall mean a finding by the Compensation Committee of the executive’s: (i) final conviction of, or plea of nolo contendere to, a crime that constitutes a felony (or state law equivalent); (ii) gross negligence or willful misconduct in the performance of the executive’s duties that would reasonably be expected to have a material adverse economic effect on us or any of our affiliates; (iii) willful failure without proper legal reason to perform the executive’s duties; or (iv) a material breach of any material provision of the applicable award agreement or any other written agreement or corporate policy or code of conduct established by us or any of our affiliates that would reasonably be expected to have a material adverse economic effect on us or any of our affiliates.

Quantification of Benefits

The following table summarizes the compensation and other benefits that would have become payable to each Named Executive Officer assuming such Named Executive Officer was terminated either (i) as a result of his or her death or disability or (ii) for any reason other than cause or upon a change in control of the Company, in each case, on December 31, 2023. The restricted stock units and performance share units represent a direct interest in shares of our common stock, which had a closing price on December 29, 2023, of $12.53 per share.

	Restricted	Performance
	Stock Units	Share Units	Total
Name	($)	($)	($)
Paul M. Rady
Death; Disability; Change in Control(1)	18,554,537	11,197,886	29,752,423
Termination Other Than For Cause(2)	—	1,758,786	1,758,786
Michael N. Kennedy
Death; Disability; Change in Control(1)	6,343,764	4,351,318	10,695,082
Termination Other Than For Cause(2)	—	601,691	601,691
Yvette K. Schultz
Death; Disability; Change in Control(1)	4,050,084	2,942,896	6,992,980
Termination Other Than For Cause(2)	—	462,833	462,833
Brendan E. Krueger
Death; Disability; Change in Control(1)	3,485,884	2,354,287	5,840,171
Termination Other Than For Cause(2)	—	370,262	370,262
(1)	Acceleration of the performance share units granted in 2022 and 2023 is based upon actual performance as of the date of the change in control or termination of employment as a result of the Named Executive Officer’s death or disability. As of December 31, 2023, actual performance for such awards was trending at maximum, or 200% of target, so the value reflected in this column represents settlement at 200% of the target value of such performance share units.
(2)	Upon a Named Executive Officer’s termination other than for cause on December 31, 2023, one-third of the performance share units granted in 2022 would have remained outstanding and eligible to vest and none of the performance share units granted in 2023 would have remained outstanding and eligible to vest. As of December 31, 2023, actual performance for the performance share units granted in 2022 was trending at maximum, or 200% of target, so the value reflected in this column represents settlement of one-third of the target number of such performance share units at 200% of the target value of such performance share units.

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Chief Executive Officer Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, this section provides information regarding the relationship of the annual total compensation of all of our employees to the annual total compensation of our Chief Executive Officer, Mr. Rady. For 2023, the median of the annual total compensation of all Company employees (other than our Chief Executive Officer), calculated in accordance with paragraph (c)(2)(x) of Item 402 of Regulation S-K, was $31,737, and the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table, was $11,315,877.

Based on this information, for 2023, the ratio of the annual total compensation of Mr. Rady to the median of the annual total compensation of all of our employees was approximately 357 to 1.

Methodology and Assumptions

We selected December 31, 2023, as the date on which to determine our employee population for purposes of identifying the median of the annual total compensation of all of our employees (other than the Chief Executive Officer) because it was efficient to collect payroll data and other necessary information as of that date. As of December 31, 2023, our employee population consisted of 603 individuals, including all individuals employed by the Company or any of its consolidated subsidiaries, whether as full-time, part-time, seasonal or temporary workers. This population does not include independent contractors. All of our employees are located in the United States.

In identifying our median employee in 2023, we used the annual total compensation as reported in Box 1 of each employee’s Form W-2 for 2023 provided to the Internal Revenue Service, minus the amount of each employee’s compensation that we did not reimburse Antero Resources for, calculated using the same methodology used to determine the 2023 NEO AM Reimbursement Percentage, as described above under “Compensation Discussion and Analysis—Implementing Our Compensation Program Objectives—Role of the Antero Resources Compensation Committee and Allocation of Compensation Expenses.” We believe this methodology provides a reasonable basis for determining the allocated portion of each employee’s total annual compensation, and is an economical method of evaluating the total annual compensation of our employees and identifying our median employee. For the 55 employees hired during 2023, we utilized the annual total compensation reported on each such employee’s Form W-2 for 2023 without annualization adjustments, less the amount of such employee’s compensation that we did not reimburse Antero Resources for. No cost-of-living adjustments were made in identifying our median employee, as all of our employees (including our Chief Executive Officer) are located in the United States. This calculation methodology was consistently applied to our entire employee population, determined as of December 31, 2023, to identify our median employee in 2023. After we identified our median employee, we calculated each element of our median employee’s annual compensation for 2023 in accordance with paragraph (c)(2)(x) of Item 402 of Regulation S-K using the allocation methodology described above, which resulted in annual total compensation of $31,737. The difference between our median employee’s total compensation reported on Form W-2 and our median employee’s annual total compensation calculated in accordance with paragraph (c)(2)(x) of Item 402 of Regulation S-K was $1,928. This amount reflects the Company’s 401(k) match and non-cash imputed earnings offset by benefits deductible from gross income. Similarly, the 2023 annual total compensation of our Chief Executive Officer was calculated in accordance with paragraph (c)(2)(x) of Item 402 of Regulation S-K, as reported in the “Total” column of the Summary Compensation Table.

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Pay Versus Performance

Pursuant to the amendments to Section 14(i) of the Exchange Act, Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, this section provides information regarding the relationship of compensation paid to our Named Executive Officers (“NEOs”) relative to our financial performance.

The following table summarizes compensation values reported in the Summary Compensation Table for our principal executive officer (“PEO”) and the average for our other NEOs, as compared to “compensation actually paid” or “CAP” and the Company’s financial performance for the years ended December 31, 2023, 2022, 2021, and 2020:

			Average	Average
	Summary		Summary	Compensation	Value of Initial Fixed $100
	Compensation	Compensation	Compensation	Actually Paid	Investment Based On:		Net	Adjusted
	Table Total for	Actually Paid to	Table Total for	to Non-PEO		Peer Group	Income	EBITDA
Year	PEO(1)	PEO(1)(2)	Non-PEO NEOs(1)	NEOs(1)(2)	TSR	TSR(3)	($MM)	($MM)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$11,315,877	$18,875,272	$3,493,256	$5,631,627	$273	$243	$372	$989
2022	$10,534,511	$14,034,979	$3,006,598	$3,882,778	$217	$244	$326	$884
2021	$5,388,890	$7,829,324	$1,314,614	$1,844,273	$178	$161	$332	$876
2020	$2,691,539	$3,247,352	$2,265,108	$2,407,498	$128	$76	$(123)	$850

(1)	The PEO reflected in columns (b) and (c) represents Paul M. Rady. The non-PEO NEOs reflected in columns (d) and (e) represent the following individuals by year:
a.	2023: Michael N. Kennedy, Yvette K. Schultz and Brendan E. Krueger.
b.	2022: Michael N. Kennedy, W. Patrick Ash, Yvette K. Schultz and Brendan E. Krueger.
c.	2021: Brendan E. Krueger, Alvyn A. Schopp, Michael N. Kennedy, W. Patrick Ash and Glen C. Warren, Jr.
d.	2020: Glen C. Warren, Jr., Alvyn A. Schopp, Michael N. Kennedy and W. Patrick Ash.

(2)	The Company deducted from and added to the Summary Compensation Table total compensation the following amounts to calculate compensation actually paid in accordance with Item 402(v) of Regulation S-K as disclosed in columns (c) and (e) for each PEO and Non-PEO NEOs in 2023. As the Company’s NEOs do not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans.

	2023
	Paul Rady	Average Non- CEO NEOs
Total Compensation from Summary Compensation Table	$11,315,877	$3,493,256
Adjustments for Equity Awards
Grant date values in the Summary Compensation Table	$(9,999,984)	$(3,008,321)
Year-end fair value of unvested awards granted in the current year	$14,803,844	$4,453,475
Year-over-year difference of year-end fair values for unvested awards granted in prior years	$2,075,860	$470,657
Fair values at vest date for awards granted and vested in current year	$0	$0
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$(76,777)	$(912)
Forfeitures during current year equal to prior year-end fair value	$0	$0
Dividends or dividend equivalents not otherwise included in the total compensation	$756,452	$223,472
Total Adjustments for Equity Awards	$7,559,395	$2,138,371
Compensation Actually Paid (as calculated)	$18,875,272	$5,631,627

(3)	The peer group disclosed is the group of companies whose executive compensation we consider when determining our NEO’s compensation as described in “Compensation Discussion and Analysis—Implementing Our Compensation Program Objectives—Competitive Peer Analysis”. For 2023, the peer group was comprised of APA Corp., Coterra Energy Inc., Continental Resources, Inc., Devon Energy Corporation, Diamondback Energy Inc., EQT Corporation, Marathon Oil Corporation, Ovintiv Inc., Range Resources Corporation and Southwestern Energy Company. The 2023 peer group removed CNX Resources Corporation and added Marathon Oil Corporation when compared to the 2022 peer group. The value of the initial $100 fixed investment of the 2022 peer group’s TSR for the 2023 year would have been $248 rather than the $243 disclosed in this column in 2023 for the 2023 peer group.

(4)	A description of Adjusted EBITDA can be found on page 43 of this Proxy Statement.

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Narrative Disclosure to Pay versus Performance Table

The illustrations below provide a graphical description of CAP and the following measures:

•	the Company’s cumulative TSR and the Peer Group’s cumulative TSR;
•	the Company’s Net Income; and
•	the Company Selected Measure, which is Adjusted EBITDA.

CAP and Cumulative TSR/Cumulative Peer Group TSR

CAP and Net Income

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CAP and Adjusted EBITDA

Disclosure of Most Important Performance Measures for Fiscal Year 2023

The measures listed below represent the most important financial performance measures that we used to determine CAP for fiscal year 2023.

Most Important Performance Measures
Adjusted EBITDA
Free Cash Flow after Dividends
Net Debt/EBITDA
Return on Invested Capital (ROIC)
TSR

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ITEM FOUR:   APPROVAL OF AMENDED AND RESTATED ANTERO MIDSTREAM CORPORATION LONG TERM INCENTIVE PLAN

The use of equity-based awards under the AM LTIP has been a key component of our compensation program since its adoption in 2019. The ability to grant equity-based compensation awards is critical to attracting and retaining highly qualified individuals. The Board believes that it is in the best interest of our stockholders for those individuals to have an ownership interest in Antero Midstream in recognition of their present and potential contributions and to align their interests with those of our future stockholders.

The Board has determined that the current number of shares available for grants under the AM LTIP (which is our only active equity-based plan) is not sufficient to meet the objectives of our compensation program going forward. Accordingly, the Board has adopted, subject to stockholder approval, and proposes that our stockholders approve the Amended AM LTIP in order to increase the number of shares of our common stock available for future grants, as described below, extend the term of the Amended AM LTIP until the tenth anniversary of the Annual Meeting, adopt more conservative share recycling provisions with respect to Options and SARs (each as defined below), improve the clarity and precision of the director compensation limits, eliminate the ability to grant Options and SARs with an exercise price below the fair market value of our common stock on the date of grant in the normal course, and make other minor clarifying changes.

At the Annual Meeting, our stockholders will be asked to approve the Amended AM LTIP. If approved by our stockholders, the Amended AM LTIP will be effective as of the date of the Annual Meeting. The Amended AM LTIP provides for an additional 13,337,000 shares of our common stock that will be available for awards under the Amended AM LTIP, for a total of 28,735,901 shares of common stock since the original adoption of the AM LTIP on March 12, 2019, subject to the adjustment, recycling and counting provisions of the Amended AM LTIP, as described below. If the proposed Amended AM LTIP is not approved by our stockholders, then the AM LTIP will remain in effect.

Background and Purpose of the Proposal

The AM LTIP authorizes awards to be granted covering up to 15,398,901 shares of our common stock, subject to adjustment in accordance with the terms of the AM LTIP upon certain changes in capitalization and similar events. As of March 8, 2024, there were approximately 979,480 shares of our common stock available for new awards under the AM LTIP.

On April 17, 2024, subject to and effective upon approval by our stockholders, the Board determined that it is in Antero Midstream’s best interest to amend and restate the AM LTIP by adopting the Amended AM LTIP, pursuant to which the number of shares of our common stock authorized for issuance thereunder will be increased by 13,337,000 from 15,398,901 to 28,735,901. Since the original adoption of the AM LTIP on March 12, 2019, subject to the adjustment, recycling and counting provisions of the Amended AM LTIP, as described below. The Amended AM LTIP is intended to provide flexibility to enable the continued use of stock-based compensation consistent with the objectives of our compensation program. The length of time the Amended AM LTIP share pool will support our incentive compensation program will depend on numerous factors that cannot be fully anticipated by us at this time including our share price, our executive retention rate, and changes in our compensation practices, which may be influenced by all of the preceding variables as well as changes in the compensation practices of companies with which we compete for executive talent.

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Historical Award Information and Equity Use

Summarized below is the total number of shares outstanding pursuant to awards granted and shares available for issuance for future equity awards under the AM LTIP as of March 8, 2024. Also shown are the number of shares that would be available for future grant if the Amended AM LTIP is approved.

	Shares Subject to	Shares Subject to	Shares Remaining
	Outstanding	Outstanding	Available for
	Stock	RSUs	Future
	Options	and PSUs(1)	Grant
As of March 8, 2024 (Before Amended AM LTIP is Approved)
Antero Midstream Corporation Long-Term Incentive Plan	—	9,926,726	979,480
Shares Available for Future Grant if Amended AM LTIP is Approved			14,316,480
(1)	These columns are calculated assuming the maximum number of shares of our common stock subject to performance share units for and the number of shares of our common stock subject to restricted stock units granted under the AM LTIP, outstanding and unvested as of April 8, 2024. Because the number of shares of common stock to be issued upon settlement of outstanding performance share unit awards is subject to performance conditions, the number of shares of common stock actually issued may be substantially less than the number reflected in this column.

Total potential dilution was 2.27% of fully diluted shares outstanding as of March 8, 2024, and would be 5.05% after increase in the share reserve implemented by adoption of the Amended AM LTIP. Fully diluted shares includes common shares outstanding, equity grants outstanding, and shares available for future grant.

The following table sets forth information regarding stock-settled, time-vested equity awards granted, and performance-based equity awards earned, over each of the last three fiscal years:

	2023	2022	2021
Stock Options/Stock Appreciation Rights (SARs) Granted	0	0	0
Stock-Settled Time-Vested Restricted Shares/Units Granted(1)	3,185,886	2,835,364	1,890,108
Stock-Settled Performance-Based Shares/Units Earned(2)	0	275,424	0
Weighted-Average Basic Common Shares Outstanding	479,378,000	478,232,000	477,270,000	3-Year Average
Share Usage Rate	0.7%	0.7%	0.4%	0.6%
(1)	This row includes awards to directors of fully vested shares of common stock.
(2)	Performance-based shares/units in the table above, were calculated based on the applicable number of shares earned each year.

For additional information regarding stock-based awards previously granted by us under the AM LTIP, please see Note 10 to our consolidated financial statements on Form 10-K for the year ended December 31, 2023. As of April 15, 2024, there were 480,328,006 shares of our common stock outstanding. The closing price per share of our common stock on the New York Stock Exchange as of April 15, 2024 was $13.66.

The Amended AM LTIP is included as Appendix A hereto. If our stockholders approve this proposal, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the additional shares available for delivery under the Amended AM LTIP.

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Summary of the Amended AM LTIP

The following summary provides a general description of the material features of the Amended AM LTIP but is not a complete description of all provisions of the Amended AM LTIP and is qualified in its entirety by reference to the full text of the Amended AM LTIP included as Appendix A, which is incorporated by reference in this proposal. The purpose of the Amended AM LTIP is to attract, retain and motivate qualified persons as employees, directors and other service providers of Antero Midstream and its affiliates. The Amended AM LTIP also provides a means through which such persons can acquire and maintain stock ownership or awards, the value of which is tied to the performance of Antero Midstream, thereby strengthening their concern for Antero Midstream and its affiliates.

The Amended AM LTIP provides for potential grants of: (i) incentive stock options qualified as such under U.S. federal income tax laws (“ISOs”); (ii) stock options that do not qualify as incentive stock options (“Nonstatutory Options,” and together with ISOs, “Options”); (iii) stock appreciation rights (“SARs”); (iv) restricted stock awards (“Restricted Stock Awards”); (v) restricted stock units (“Restricted Stock Units” or “RSUs”); (vi) vested stock awards (“Stock Awards”); (vii) dividend equivalents; (viii) other stock- or cash-based awards; and (ix) substitute awards (referred to collectively with the other awards as the “Awards”).

Key features of the Amended AM LTIP include:

•	No automatic Award grants are promised to any eligible individual;
•	Shares (i) withheld or surrendered in payment of the exercise or purchase price or taxes related to an Option or SAR or (ii) repurchased on the open market with the proceeds from the exercise price of an Option, in each case, whether granted under the Amended AM LTIP or the AM LTIP, will not be available for new Awards under the Amended AM LTIP;
•	No automatic acceleration of vesting of Awards on a change in control in the plan;
•	No 280G gross-ups;
•	No evergreen for the share reserve;
•	Ten year term;
•	Except as permitted in the grant of Substitute Awards, no discounted options or related Awards may be granted;
•	No repricing, replacement or re-granting of Options, SARS or other Stock Awards without shareholder approval if the effect would be to reduce the exercise price of the Award (except in the event of certain equitable adjustments or a change in control, as further described below);
•	Awards are subject to potential reduction, cancellation or forfeiture pursuant to any clawback policy adopted by the Company;
•	Awards are generally non-transferrable except to an Award recipient’s immediate family member or related family trust, pursuant to a qualified domestic relations order or by will or the laws of descent or distribution;
•	Meaningful annual limits on total director compensation; and
•	Dividends and dividend equivalents are subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividends or dividend equivalents are accrued and will not be paid unless and until such Award has vested.

Eligibility to Participate

Employees, non-employee directors and other service providers of Antero Midstream and its affiliates are eligible to receive awards under the Amended AM LTIP. Eligible individuals to whom an Award is granted under the Amended AM LTIP are referred to as “Participants.”

As of March 8, 2024 Antero Midstream and its affiliates have 4 executive officers, 8 non-employee directors and 602 employees who will be eligible to participate in the Amended AM LTIP.

Securities to be Offered

Subject to adjustment in the event of any distribution, recapitalization, stock split, merger, consolidation or other corporate event, the aggregate number of shares of our common stock that may be issued pursuant to Awards under the Amended AM LTIP is equal to 28,735,901, since the original adoption of the AM LTIP on March 12, 2019 and all such shares will be available for issuance upon the exercise of ISOs.

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This number represents an increase of 13,337,000 shares of our common stock, from 15,398,901 common shares reserved for issuance under the AM LTIP to 28,735,901 common shares, reserved for issuance under the Amended AM LTIP.

If an Award under the Amended AM LTIP is forfeited, settled for cash or expires without the actual delivery of shares, any shares subject to such Award will again be available for new Awards under the Amended AM LTIP. Any shares withheld or surrendered in payment of any taxes relating to Awards (other than Options or SARs) will be again available for new Awards under the Amended AM LTIP. The following will not be available for new Awards under the Amended AM LTIP: (i) shares withheld or surrendered in payment of any exercise or purchase price of an Option or SAR or taxes relating to an Option or SAR and (ii) shares repurchased on the open market with the proceeds from the exercise price of an Option.

Director Compensation Limits

Under the Amended AM LTIP, in a single calendar year, a non-employee director may not be paid compensation, whether denominated in cash or Awards, for such individual’s service on the Board in excess of $750,000. Additional cash amounts or Awards of up to $100,000 may be paid for any calendar year in which a non-employee director serves on a special committee of the Board or serves as lead director.

Administration

The Board (or a committee or two or more directors appointed by the Board) will administer the Amended AM LTIP (as applicable, the “Administrator”). Subject to the terms of the Amended AM LTIP and applicable law, the Administrator has broad authority to select Participants to receive awards, determine the types of awards and terms and conditions of awards and interpret provisions of the Amended AM LTIP. Subject to applicable law, the Administrator is also authorized to interpret the Amended AM LTIP, to establish, amend and rescind any rules and regulations relating to the Amended AM LTIP, to delegate duties under the Amended AM LTIP, to terminate, modify or amend the Amended AM LTIP (except for certain amendments that require stockholder approval as described below), and to make any other determinations that it deems necessary or desirable for the administration of the Amended AM LTIP. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Amended AM LTIP in the manner and to the extent the Administrator deems necessary or desirable.

Source of Shares

Antero Midstream common stock issued under the Amended AM LTIP may come from authorized but unissued shares of our common stock, from treasury stock held by Antero Midstream or from previously issued shares of our common stock reacquired by Antero Midstream, including shares purchased on the open market.

Prohibition on Repricing

Except as may be related to Substitute Awards or in the event of certain equitable adjustments or a change in control, as described in the Amended AM LTIP, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the exercise price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the exercise price or grant price, (iii) exchange any Option or SAR for Stock, cash or other consideration when the exercise price or grant price per share of stock under such Option or SAR exceeds the fair market value of a share of our common stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which our common stock is listed.

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Awards Under the Amended AM LTIP

Options. An Option represents a right to purchase our common stock at a fixed exercise price. Antero Midstream may grant Options to eligible persons including: (i) ISOs (only to employees of Antero Midstream or its subsidiaries) which comply with the requirements of Section 422 of the Code; and (ii) Nonstatutory Options. The exercise price of each Option granted under the Amended AM LTIP will be stated in the option agreement and may vary; however, except in limited circumstances, the exercise price for an Option must not be less than the fair market value per share of our common stock as of the date of grant (or 110% of the fair market value for certain ISOs), nor may the Option be re-priced without the prior approval of the Antero Midstream shareholders. Options may be exercised as the Administrator determines, but not later than 10 years from the date of grant. The Administrator determines the methods and form of payment for the exercise price of an Option (including, in the discretion of the Administrator, payment in shares of our common stock, other Awards or other property) and the methods and forms in which our common stock will be delivered to a Participant.

SARs. A SAR is the right to receive an amount equal to the excess of the fair market value of one share of our common stock on the date of exercise over the grant price of the SAR, payable in either cash or shares of our common stock or any combination thereof as determined by the Administrator. The grant price of a share of our common stock subject to the SAR will be determined by the Administrator, but, except in limited circumstances, in no event will that grant price be less than the fair market value of the common stock on the date of grant. The Administrator has the discretion to determine the other terms and conditions of a SAR award.

Restricted Stock Awards. A Restricted Stock Award is a grant of shares of our common stock subject to a risk of forfeiture, performance conditions, restrictions on transferability and any other restrictions imposed by the Administrator in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Administrator. Except as otherwise provided under the terms of an award agreement, the holder of a Restricted Stock Award will generally have rights as a stockholder, including the right to vote the common stock subject to the Restricted Stock Award and to receive dividends on the common stock subject to the Restricted Stock Award during the restriction period (subject to limitations on payment of dividends on unvested Awards, as described below).

Unless otherwise determined by the Administrator and specified in the award agreement, Antero Midstream common stock distributed in connection with a stock split or stock dividend, and other property (other than cash) distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such common stock or other property has been distributed. In addition, any cash dividends will be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividends were paid and will not be paid unless and until such Restricted Stock has vested and been earned.

Restricted Stock Units. RSUs are rights to receive common stock, cash, or a combination of both equal in value to the number of shares of common stock covered by the RSUs at the end of a specified period or upon the occurrence of a specified event. The Administrator will subject RSUs to restrictions to be specified in the RSU award agreement, and those restrictions may lapse at such times determined by the Administrator.

Stock Awards. The Administrator is authorized to grant vested common stock as a Stock Award. The Administrator will determine any terms and conditions applicable to grants of common stock, including performance criteria, if any, associated with a Stock Award.

Dividend Equivalents. Dividend equivalents entitle a Participant to receive cash, shares of common stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of common stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award (other than a Restricted Stock Award, Stock Award, Option or SAR). The terms and conditions applicable to dividend equivalents will be determined by the Administrator and set forth in an award agreement; provided, however, that dividend equivalents granted in connection with another Award will be subject to restrictions and a risk of forfeiture to the same extent as the Award with respect to which such dividends accrue and will not be paid unless and until such Award has vested and been earned.

Other Stock-Based or Cash Awards. Other stock-based Awards are awards denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of common stock. Cash awards may be granted on a free-standing

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basis, as an element of or a supplement to, or in lieu of any other Award.

Substitute Awards. Antero Midstream may grant Awards in substitution for any other Award granted under the Amended AM LTIP or another plan of Antero Midstream or its affiliates or any other right of a person to receive payment from Antero Midstream or its affiliates. Awards may also be granted in substitution for awards held by individuals who become eligible individuals as a result of certain business transactions, in which case, subject to applicable stock exchange requirements, shares of common stock subject to such Awards will not be added to or subtracted from shares available for issuance under the Amended AM LTIP. Substitute awards that are Options or SARs may have an exercise price per share that is less than the fair market value of a share of common stock on the date of substitution if the substitution complies with the requirements of Section 409A of the Code and the guidance and regulations promulgated thereunder and other applicable laws.

Other Provisions

Dividends and Dividend Equivalents. Dividends and dividend equivalents are subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividends or dividend equivalents are accrued and will not be paid unless and until such Award has vested.

Recapitalization. In the event of any “equity restructuring” event (such as a stock dividend, stock split, reverse stock split or similar event) with respect to common stock, the Administrator will equitably adjust (i) the aggregate number or kind of shares that may be delivered under the Amended AM LTIP, (ii) the number or kind of shares or amount of cash subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or exercise price of Awards and performance goals, and (iv) the applicable share-based limitations with respect to Awards provided in the Amended AM LTIP, in each case to equitably reflect such event.

Change in Control. Except to the extent otherwise provided in any applicable award agreement, no Award will vest solely upon the occurrence of a change in control. In the event of a change in control or other relevant changes to Antero Midstream or our common stock, the Administrator may, in its discretion, (i) accelerate the time of exercisability of an Award, (ii) require Awards to be surrendered in exchange for a cash payment (including canceling an Option or SAR for no consideration if it has an exercise price or the grant price less than or equal to the value paid in the transaction), (iii) cancel Awards that remain subject to a restricted period as of the date of the change in control or other event without payment, or (iv) make any other adjustments to Awards that the Administrator deems appropriate to reflect such change in control or other event.

Tax Withholding. Antero Midstream and any of its affiliates have the right to withhold, or require payment of, the amount of any applicable taxes due or potentially payable upon exercise, award or lapse of restrictions. The Administrator will determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, common stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Administrator deems appropriate.

Limitations on Transfer of Awards. Participants may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber any Award, other than a Stock Award. Options and SARs may only be exercised by a Participant during that Participant’s lifetime or by the person to whom the Participant’s rights pass by will or the laws of descent and distribution. Notwithstanding these restrictions, to the extent specifically provided by the Administrator, a Participant may assign or transfer, without consideration, an Award, other than an ISO, to immediate family members or related family trusts or other entities; however, no Award (other than a Stock Award, which is a fully vested share of our common stock) may be transferred to a third-party financial institution for value.

All shares of common stock subject to an Award and evidenced by a stock certificate will contain a legend restricting the transferability of the shares pursuant to the terms of the Amended AM LTIP, which can be removed once the restrictions have terminated, lapsed or been satisfied. If shares are issued in book entry form, a notation to the same restrictive effect will be placed on the transfer agent’s books in connection with such shares.

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Clawback. All Awards under the Amended AM LTIP will be subject to any clawback policy adopted by Antero Midstream, as in effect from time to time, including the Antero Midstream Corporation Incentive Compensation Recovery Policy adopted by the Board, effective as of November 30, 2023.

Plan Amendment and Termination. The Administrator may amend or terminate any Award or award agreement or amend the Amended AM LTIP at any time and the Board may amend or terminate the Amended AM LTIP at any time; however, stockholder approval will be required for any amendment to the extent necessary to comply with applicable law or exchange listing standards. The Administrator does not have the authority, without the approval of stockholders, to amend any outstanding Option or SAR to reduce its exercise price per share or take any other action that would be considered a repricing under the applicable exchange listing standards. Without the consent of an affected Participant, no action by the Administrator or the Board to amend or terminate any Award, award agreement or the Amended AM LTIP, as applicable, may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.

Term of the Amended AM LTIP. If our shareholders approve this proposal, the Amended AM LTIP will become effective as of the date of the Annual Meeting. Unless earlier terminated by action of the Board, the Amended AM LTIP will terminate on the tenth anniversary of the Annual Meeting. Awards granted before the termination date of the Amended AM LTIP will continue to be effective according to their terms and conditions.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to briefly summarize the United States federal income tax consequences to Participants arising from participation in the Amended AM LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the Amended AM LTIP may vary depending on his or her particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, Nonstatutory Options and SARs with an exercise price less than the fair market value of shares of the common stock on the date of grant, SARs payable in cash, RSUs, and certain other Awards that may be granted pursuant to the Amended AM LTIP, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.

Tax Consequences to Participants under the Amended AM LTIP

Stock Options and Stock Appreciation Rights. Participants will not realize taxable income upon the grant of an Option or SAR. Upon the exercise of a Nonstatutory Option or an SAR, a Participant will recognize ordinary compensation income (subject to Antero Midstream’s withholding obligations if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price of the Award. A Participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a Nonstatutory Option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to our Company” below, Antero Midstream will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the common stock acquired as a result of the exercise of a Nonstatutory Option or SAR, any appreciation (or depreciation) in the value of the common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an ISO will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the ISO (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable

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to the exercise of an ISO would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

Antero Midstream will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, Antero Midstream will then, subject to the discussion below under “Tax Consequences to Antero Midstream,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a Nonstatutory Option or an ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or ISO exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered in satisfaction of the Nonstatutory Option or ISO exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the Nonstatutory Option or ISO exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The Amended AM LTIP generally prohibits the transfer of Awards other than by will or according to the laws of descent and distribution or pursuant to a domestic relations order, but the Amended AM LTIP allows the Administrator to permit the transfer of Awards (other than ISOs) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of Nonstatutory Options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and employment or payroll taxes will be collectible at the time the transferee exercises the stock options. If a Nonstatutory Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and employment or payroll taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option.

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The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $18,000 per donee (for 2024, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Restricted Stock Awards; RSUs; Stock Awards; Other Stock-Based or Cash-Based Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of an RSU, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or a share of common stock in settlement of the RSU, as applicable, in an amount equal to the cash or the fair market value of the common stock received.

A recipient of a Restricted Stock Award or Stock Award generally will be subject to tax at ordinary income tax rates on the fair market value of the common stock when it is received, reduced by any amount paid by the recipient; however, if the common stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to a Restricted Stock Award that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in the common stock received by a Participant will equal the amount recognized by the Participant as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to our Company,” Antero Midstream will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Consequences to Antero Midstream

Reasonable Compensation. In order for the amounts described above to be deductible by Antero Midstream (or its subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Amended AM LTIP could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Compensation of Covered Employees. The ability of Antero Midstream (or its subsidiary) to obtain a deduction for amounts paid under the Amended AM LTIP could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits Antero Midstream’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.

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New Plan Benefits

The future awards, if any, that will be made to eligible persons under the Amended AM LTIP are subject to the discretion of the Administrator, and therefore, the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees and directors is not currently determinable. Therefore, a New Plan Benefits Table is not provided.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information about securities that may be issued under the existing equity compensation plans of Antero Midstream as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted – average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
Antero Midstream Corporation Long-Term Incentive Plan(2)	7,781,372	$N/A(3)	3,739,754
Equity compensation plans not approved by security holders	—	—	—
TOTAL	7,781,372		3,739,754
(1)	These columns are calculated assuming the maximum number of shares of our common stock subject to performance share units for and the number of shares of our common stock subject to restricted stock units granted under the AM LTIP, outstanding and unvested as of December 31, 2023. Because the number of shares of common stock to be issued upon settlement of outstanding performance share unit awards is subject to performance conditions, the number of shares of common stock actually issued may be substantially less than the number reflected in this column.
(2)	The AM LTIP was approved by our shareholders in connection with the Simplification Transactions at the special meeting of Antero Midstream GP LP and Antero Midstream Partners LP in March 2019.
(3)	Only restricted stock units and performance share units have been granted under the AM LTIP; there is no weighted average exercise price associated with these awards.

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Consequences of Failing to Approve the Proposal

The Amended AM LTIP will not be implemented unless approved by our stockholders. If the Amended AM LTIP is not approved by our stockholders, the AM LTIP will remain in effect, and we will continue to grant awards under the AM LTIP until the share reserve under the AM LTIP is exhausted. The share reserve could last for a longer period of time, depending on our future equity grant practices, which we cannot predict with certainty. However, no awards can be made under the AM LTIP after March 12, 2029. If the remaining share reserve is exhausted, we may elect to provide compensation through other means, such as cash-settled awards or other cash compensation, to assure that we and its affiliates can attract and retain qualified personnel.

Vote Required

Approval of the Amended AM LTIP requires the affirmative vote of the holders of a majority of the voting power of the shares present in person, online or represented by proxy at the Annual Meeting and entitled to vote on this matter. Abstentions will be treated as votes against this proposal. If you are a street name stockholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. These broker non-votes will have no effect on the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED ANTERO MIDSTREAM CORPORATION LONG TERM INCENTIVE PLAN.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 15, 2024, by:

•	each of our Named Executive Officers;
•	each of our directors and nominees;
•	all of our directors, director nominees and executive officers as a group; and
•	each person known to us to be the beneficial owner of more than 5% of our outstanding common stock.

Except as otherwise noted, the persons or entities listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse. All information with respect to beneficial ownership has been furnished by the respective directors, officers or more than 5% stockholders, as the case may be. Unless otherwise noted, the mailing address of each person or entity named in the table is 1615 Wynkoop Street, Denver, Colorado, 80202.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percentage of Class
Antero Resources(1)	139,172,515	29.0%
The Vanguard Group, Inc.(2)	35,545,837	7.4%
Invesco Ltd.(3)	32,191,118	6.7%
BlackRock, Inc.(4)	38,375,721	8.0%
Paul M. Rady(5)	1,347,601	*
Peter A. Dea	80,747	*
W. Howard Keenan, Jr.	138,864	*
David H. Keyte	93,896	*
Brooks J. Klimley	79,377	*
Janine J. McArdle	62,423	*
John C. Mollenkopf	87,739	*
Nancy E. Chisholm	15,381	*
Michael N. Kennedy(6)	667,791	*
Yvette K. Schultz(7)	135,376	*
Brendan E. Krueger(8)	198,369	*
Directors and executive officers as a group (11 persons)	2,907,573	*
*	Less than one percent.
(1)	Based upon its Schedule 13D/A filed on May 6, 2020. Includes 107,000,001 shares of common stock held by Antero Subsidiary Holdings LLC (“AR Sub”). Antero Resources owns 100% of the limited liability company interests in AR Sub.
(2)	Based upon its Schedule 13G/A filed on February 13, 2024, with the SEC, The Vanguard Group, Inc. has a mailing address of 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(3)	Based solely upon a Schedule 13G/A filed by Invesco Ltd. on February 9, 2024. The principal address for Invesco Ltd. is 1331 Spring Street NW, Suite 2500, Atlanta, GA 30309. Invesco Ltd., a Bermuda corporation, is the parent company of Invesco Advisers, Inc., Invesco Investment Advisers, LLC and Invesco Capital Management LLC, each an investment adviser, and Invesco Ltd. may be deemed to beneficially own the shares held by these investment advisers.

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(4)	Based solely upon a Schedule 13G/A filed by BlackRock, Inc. on January 25, 2024. BlackRock, Inc.’s address is 50 Hudson Yards, New York, New York 10001. The registered holders of the referenced shares are funds and accounts under management by investment adviser subsidiaries of BlackRock, Inc. (or wholly owned subsidiaries of such funds and accounts). BlackRock, Inc. is the ultimate parent holding company of such investment adviser entities. On behalf of such investment adviser entities, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts (or the wholly owned subsidiaries of such funds and accounts) which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts (or such wholly owned subsidiaries). The address of such funds and accounts (and such wholly owned subsidiaries), such investment adviser subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, New York 10001.
(5)	Does not include 1,364,590 shares of common stock that remain subject to vesting.
(6)	Does not include 541,431 shares of common stock that remain subject to vesting.
(7)	Does not include 331,615 shares of common stock that remain subject to vesting.
(8)	Does not include 273,902 shares of common stock that remain subject to vesting.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and related rules of the SEC require our directors and Section 16 officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file. We assist our directors and executive officers in making their Section 16(a) filings, pursuant to powers of attorney granted by our insiders, based on information obtained from them and our records.

DELINQUENT SECTION 16(A) REPORTS

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to Antero Midstream during 2023, including those reports we have filed on behalf of our directors and Section 16 officers pursuant to powers of attorney, no person subject to Section 16 of the Exchange Act failed to file on a timely basis during 2023, except that Forms 4 filed with respect to the quarterly awards granted to each of our non-employee directors on July 10, 2023 were not timely.

RELATED PERSON TRANSACTIONS

General

The Audit Committee is charged with reviewing the material facts of related person transactions that do not involve Antero Resources or its subsidiaries (other than the Company and its subsidiaries). The Board, or, if so delegated by the Board, the Conflicts Committee, is charged with reviewing the material facts of related person transactions involving Antero Resources and its subsidiaries (other than the Company and its subsidiaries). The Audit Committee, the Board, or the Conflicts Committee, as applicable, either approves or disapproves of Antero Midstream’s participation in such transactions under Antero Midstream’s Related Persons Transaction Policy adopted by the Board (“RPT Policy”), which pre-approves certain transactions that are not deemed to be related person transactions pursuant to Item 404 of Regulation S-K.

For all related person transactions during 2023 that were required to be reported in “Related Persons Transactions,” the procedures described above were followed unless the RPT Policy did not require review, approval or ratification of the transaction. References in this section to “Antero Midstream,” “we,” “us,” “our” or like terms refer to Antero Midstream Corporation and its consolidated subsidiaries.

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Agreements with Antero Resources

Stockholders’ Agreement

On October 9, 2018, concurrently with the execution of the Simplification Agreement, dated as of October 9, 2018 (the “Simplification Agreement”), by and among Antero Resources, Antero Midstream (f/k/a Antero Midstream GP LP), Antero Midstream Partners LP (“Antero Midstream Partners”) and certain of their affiliates (the “Simplification Agreement”), certain affiliates of Warburg Pincus LLC and Yorktown Partners LLC (collectively, the “Sponsor Holders”); Antero Midstream GP LP; AR Sub, a wholly owned subsidiary of Antero Resources; and Paul M. Rady, Glen C. Warren, Jr. and certain of their respective affiliates (collectively, the “Management Stockholders”) entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”), which became effective as of the Closing and which governs certain rights and obligations of the parties following the consummation of the Simplification Transactions. The Sponsor Holders and the Management Stockholders no longer have rights under the Stockholders’ Agreement because they no longer hold the requisite number of shares of Antero Midstream Common Stock.

Under the Stockholders’ Agreement, and subject to additional limitations in the event of a Fundamental Change (as defined in the Stockholders’ Agreement), AR Sub is entitled to designate two directors, who initially were Mr. Rady and Mr. Warren, for nomination and election to the Board for so long as, together with its affiliates, AR Sub owns an amount of shares equal to at least 8% of the qualifying Antero Midstream Common Stock and one director so long as it owns an amount of shares equal to at least 5% of the qualifying Antero Midstream Common Stock. On April 30, 2021, Mr. Warren retired from the Board and, in connection with his retirement, AR Sub designated Michael N. Kennedy as its replacement director to serve on the Board to fill the resulting vacancy. Mr. Kennedy will stand for election at the Annual Meeting as AR Sub’s director nominee.

The Sponsor Holders and the Management Stockholders were previously entitled to certain director designation rights, but they no longer hold the requisite amount of Antero Midstream Common Stock. Notwithstanding the foregoing, upon the occurrence of a Fundamental Change, AR Sub will be entitled to designate one director so long as it owns an amount of shares equal to at least 5% of the qualifying Antero Midstream Common Stock.

Pursuant to the Stockholders’ Agreement, AR Sub agreed to vote all of its shares of Antero Midstream Common Stock, at AR Sub’s election, either (i) in favor of any other nominees nominated by the Nominating & Governance Committee of the Board or (ii) in proportion to the votes cast by the public stockholders of Antero Midstream in favor of such nominees. In calculating the 8% and 5% ownership thresholds for purposes of the Stockholders’ Agreement, qualifying Antero Midstream Common Stock is determined by dividing the Antero Midstream Common Stock ownership for AR Sub as of the applicable measurement date by (i) the total number of outstanding shares of Antero Midstream Common Stock at the Closing or (ii) the total number of outstanding shares on the applicable measurement date, whichever is less. Pursuant to the terms of the Stockholders’ Agreement, no more than 45% of the shares of Antero Midstream Common Stock outstanding as of closing of the Simplification Transactions will be subject to the obligations of the Stockholders’ Agreement.

In addition, under the Stockholders’ Agreement, for so long as AR Sub has the right to designate at least one director, if Mr. Rady is an executive officer of Antero Resources, he shall serve as Chief Executive Officer at Antero Midstream and (ii) Mr. Rady shall be subject to removal from such officer positions at Antero Midstream only for cause. For so long as Mr. Rady is a member of the Board and is an executive officer of Antero Resources and/ or Antero Midstream, the parties have agreed that he shall serve as Chairman of the Board, subject to his removal as Chief Executive Officer of Antero Midstream for cause. The Stockholders’ Agreement terminates as to each stockholder upon the time at which such stockholder no longer has the right to designate an individual for nomination to the Board pursuant to the Stockholders’ Agreement.

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Registration Rights Agreement

Antero Midstream entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of March 12, 2019, with Antero Resources, pursuant to which Antero Midstream agreed to register the resale of certain shares of Antero Midstream Common Stock held by Antero Resources and its subsidiaries, under certain circumstances.

Specifically, pursuant to the Registration Rights Agreement, Antero Midstream took effective a registration statement under the Securities Act that permits the resale of the Registrable Securities (as defined in the Registration Rights Agreement) from time to time as permitted by Rule 415 of the Securities Act (or any similar provision adopted by the SEC then in effect) (the “Resale Registration Statement”). Except in certain circumstances, Sponsor Holders (as defined in the Registration Rights Agreement), which includes Antero Resources and its subsidiaries and Paul M. Rady, owning at least 3% of the issued and outstanding shares of Antero Midstream Common Stock have the right to require Antero Midstream to facilitate an underwritten offering. Antero Midstream is not obligated to effect any demand registration in which the anticipated aggregate offering price is less than $50.0 million. Sponsor Holders will also have customary piggyback registration rights to participate in underwritten offerings.

Gathering and Compression Agreements

Antero Midstream’s gathering and compression service agreements with Antero Resources include: (i) the second amended and restated gathering and compression agreement dated December 8, 2019 (the “2019 gathering and compression agreement”), (ii) a gathering and compression agreement acquired with the Crestwood Equity Partners LP assets (the “Marcellus gathering and compression agreement”) and (iii) a compression agreement acquired with the EnLink Midstream LLC assets (the “Utica compression agreement” and, together with the 2019 gathering and compression agreement and the Marcellus gathering and compression agreement, the “gathering and compression agreements”). Pursuant to theses gathering and compression agreements with Antero Midstream, Antero Resources has agreed to dedicate substantially all of its current and future acreage in West Virginia, Ohio and Pennsylvania to Antero Midstream for gathering and compression services. Our 2019 gathering and compression agreement has an initial term through 2038, our Marcellus gathering and compression agreement has an initial term through 2031 and our Utica compression agreement has two dedicated areas that expire in 2024 and 2030. Upon expiration of each of the Marcellus gathering and compression service agreement and Utica compression agreement, the Company will continue to provide gathering and compression services under the 2019 gathering and compression agreement.

Under the 2019 gathering and compression agreements, Antero Midstream is entitled to receive a low-pressure gathering fee of $0.30 per Mcf, a high-pressure gathering fee of $0.18 per Mcf, a compression fee of $0.18 per Mcf, and a condensate gathering fee of $4.00 per Bbl, which, in each case, has been subject to CPI-based adjustments. If, and to the extent Antero Resources requests that Antero Midstream construct new high-pressure lines and compressor stations, the 2019 gathering and compression agreement contains minimum volume commitments that require Antero Resources to utilize or pay for 75% and 70%, respectively, of the capacity of such new construction. Additional high-pressure lines and compressor stations installed on Antero Midstream’s own initiative are not subject to such volume commitments. These minimum volume commitments on new infrastructure, as well as price adjustment mechanisms, are intended to support the stability of Antero Midstream’s cash flows.

Antero Midstream also has an option to gather and compress natural gas produced by Antero Resources on any acreage Antero Resources acquires in the future outside of West Virginia, Ohio and Pennsylvania on the same terms and conditions as the 2019 gathering and compression agreement. In the event that Antero Midstream does not exercise this option, Antero Resources will be entitled to obtain gathering and compression services and dedicate production from limited areas to such third-party agreements from third parties.

In return for Antero Resources’ acreage dedication, Antero Midstream has agreed to gather, compress, dehydrate and redeliver all of Antero Resources’ dedicated natural gas on a firm commitment,

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first-priority basis. Antero Midstream may perform all services under the 2019 gathering and compression agreement or it may perform such services through third parties. In the event that Antero Midstream does not perform its obligations under the 2019 gathering and compression agreement, Antero Resources will be entitled to certain rights and procedural remedies thereunder. In addition to the foregoing, Antero Midstream has the right to elect to be paid for certain services under the 2019 gas and gathering agreement on a cost of service basis designed to generate a specified rate of return.

Pursuant to the 2019 gathering and compression agreement, Antero Midstream has also agreed to build to and connect all of Antero Resources’ wells producing dedicated natural gas, subject to certain exceptions, upon 180 days’ notice by Antero Resources. In the event of late connections, Antero Resources natural gas will temporarily not be subject to the dedication. Antero Midstream is entitled to compensation under the 2019 gathering and compression agreement for capital costs incurred if a well does not commence production within 30 days following the target completion date for the well set forth in the notice from Antero Resources.

Antero Midstream has agreed to install compressor stations at Antero Resources’ direction, but will not be responsible for inlet pressures or for pressuring natural gas to enter downstream facilities if Antero Resources has not directed Antero Midstream to install sufficient compression. Additionally, Antero Midstream will provide high-pressure gathering pursuant to the gathering and compression agreements.

Under the 2019 gathering and compression agreement and the Marcellus gathering and compression agreement, Antero Resources may sell, transfer, convey, assign, grant, or otherwise dispose of dedicated properties free of the dedication, provided that the number of net acres of dedicated properties so disposed of, when added to the number of net acres of dedicated properties previously disposed of free of the dedication since the effective date of the agreement, does not exceed the aggregate number of net acres of dedicated properties acquired by Antero Resources since such effective date. Accordingly, under certain circumstances, Antero Resources may dispose of a significant number of net acres of dedicated properties free from dedication without Antero Midstream’s consent.

After the completion of the initial term, which, as described below, was extended to November 2038, the 2019 gathering and compression agreement will continue in effect from year to year until such time as the agreement is terminated, effective upon an anniversary of the effective date of the agreement, by either Antero Midstream or Antero Resources on or before the 180th day prior to the anniversary of such effective date.

On December 8, 2019, the 2019 gathering and compression agreement was amended such that, Antero Midstream agreed to rebate Antero Resources: (i) $12 million for each quarter in 2020 that Antero Midstream receives gathering fees on average daily volumes in excess of certain thresholds; and; (ii) for each quarter in 2021, 2022 and 2023 (a) $12.0 million for each quarter that the Antero Midstream receives gathering fees on average daily volumes between 2,900 MMcfe/d and 3,150 MMcfe/d, (b) $15.5 million for each quarter that Antero Midstream receives gathering fees on average daily volumes between 3,150 MMcfe/d and 3,400 MMcfe/d, and (c) $19.0 million for each quarter that Antero Midstream receives gathering fees on average daily volumes exceeding 3,400 MMcfe/d. Such amendment also extended the original 20-year initial term by four years to 2038. Antero Resources earned $52 million in fee rebates from Antero Midstream during the year ended December 31, 2023. The growth incentive fee rebate program expired on December 31, 2023.

For the year ended December 31, 2023, Antero Midstream earned approximately $842 million in fees under the gathering and compression agreements.

Processing

On February 6, 2017, a joint venture was formed between Antero Midstream and MarkWest Energy Partners, L.P. (“MarkWest”), a wholly owned subsidiary of MPLX, LP (the “Joint Venture”), to develop processing and fractionation assets in Appalachia. Antero Midstream and MarkWest each own a 50% interest in the Joint Venture and MarkWest operates the Joint Venture assets. The Joint Venture assets consist of processing plants in West Virginia and a one-third interest in a recently commissioned MarkWest fractionator in Ohio.

Pursuant to a gas processing agreement between Antero Resources and MarkWest, MarkWest has agreed to process gas from acreage dedicated by

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Antero Resources for a fee. MarkWest has entered into a separate agreement with the Joint Venture whereby the Joint Venture has agreed to perform gas processing services with respect to certain volumes on behalf of MarkWest in exchange for the gas processing fees that MarkWest receives from Antero Resources in connection with such volumes (the “MW-JV Arrangement”). During the year ended December 31, 2023, the Joint Venture derived approximately $290 million of revenues from Antero Resources under the MW-JV Arrangement.

Right of First Offer Agreement

On November 10, 2014, Antero Resources entered into a right of first offer agreement with Antero Midstream for gas processing services pursuant to which Antero Resources agreed, subject to certain exceptions, not to procure any gas processing or NGLs fractionation services with respect to Antero Resources’ production (other than production subject to a pre-existing dedication) without first offering Antero Midstream the right to provide such services. On February 6, 2017, in connection with the formation of the Joint Venture, Antero Resources and Antero Midstream amended and restated the right of first offer agreement to, among other things, amend the list of conflicting dedications set forth in such agreement to include the gas processing arrangement between Antero Resources and MarkWest. On February 13, 2018, Antero Resources and Antero Midstream further amended and restated the right of first offer agreement to make certain clarifying changes to reflect the original intent of the agreement.

Water Services Agreement

On September 23, 2015, Antero Resources entered into a water services agreement with Antero Midstream, pursuant to which Antero Midstream agreed to provide through certain of its subsidiaries certain water handling and treatment services to Antero Resources within an area of dedication in defined service areas in Ohio and West Virginia, and Antero Resources has agreed to pay fees for those services on a monthly basis. The initial term of the water services agreement is twenty years, automatically renewable from year to year thereafter.

Under the water services agreement, Antero Resources committed to pay a fee on a minimum volume of fresh water deliveries through 2019, which commitments have since expired in accordance with the terms of the water services agreement. Fees payable to Antero Midstream under the water services agreement are based on the volume of fresh water delivered thereunder and the services provided by Antero Midstream thereunder. Antero Resources also agreed to pay Antero Midstream a fixed fee per barrel for wastewater treatment at Antero Midstream’s wastewater treatment facility, which was idled in the third quarter of 2019, and a fee per barrel for wastewater collected in trucks owned by Antero Midstream, in each case subject to annual CPI-based adjustments. In addition, Antero Midstream contracts with third-party service providers to provide Antero Resources other fluid handling services including flow back and produced water services and Antero Resources will reimburse Antero Midstream for its third-party out-of-pocket costs plus 3%. In addition to the foregoing, Antero Midstream has the right to elect to be paid for certain services under the water services agreement on a cost of service basis designed to generate a specified rate of return. For the year ended December 31, 2023, Antero Midstream earned approximately $269 million in fees under the water services agreement.

Under the water services agreement, Antero Resources may sell, transfer, convey, assign, grant, or otherwise dispose of dedicated properties free of the dedication, provided that the number of net acres of dedicated properties so disposed of, when added to the number of net acres of dedicated properties previously disposed of free of the dedication since the effective date of the agreement, does not exceed the aggregate number of net acres of dedicated properties acquired by Antero Resources since such effective date. Accordingly, under certain circumstances, Antero Resources may dispose of a significant number of net acres of dedicated properties free from dedication without Antero Midstream’s consent.

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On February 12, 2019, Antero Resources and Antero Midstream amended and restated the water services agreement to, among other things, make certain clarifying changes with respect to the CPI and the associated adjustments to the fees Antero Midstream will receive from Antero Resources under the water services agreement.

Secondment Agreement

In 2019, Antero Midstream entered into the Amended and Restated Secondment Agreement with Antero Resources. Under this agreement, Antero Resources agreed to provide seconded employees to us or one of our respective direct or indirect subsidiaries to perform certain operational services with respect to the gathering and compression, processing, and NGLs fractionation facilities and water assets, including serving as common paymaster with respect to the seconded employees, and we agreed to reimburse Antero Resources for expenditures Antero Resources incurs performing those operational services. The initial term of the agreement runs through November 2034, automatically renewable from year to year thereafter. For the year ended December 31, 2023, Antero Midstream reimbursed Antero Resources for approximately $18 million of direct and indirect costs and expenses incurred on our behalf pursuant to the secondment agreement.

Services Agreement

In 2019, Antero Midstream entered into the Second Amended and Restated Services Agreement with Antero Resources, pursuant to which Antero Resources agreed to provide certain corporate, general and administrative services to Antero Midstream, including serving as common paymaster, in exchange for reimbursement of any direct and indirect costs and expenses associated with providing such services. The initial term of this agreement runs through November 2034, automatically renewable from year to year thereafter. For the year ended December 31, 2023, Antero Midstream reimbursed Antero Resources for approximately $29 million of direct and indirect costs and expenses incurred on our behalf pursuant to the services agreement.

License

Pursuant to a license agreement with Antero Resources, Antero Midstream has the right to use certain Antero Resources-related names and trademarks in connection with the operation of its midstream business.

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Other Agreements

From time to time, in the ordinary course of business, Antero Midstream participates in transactions with Antero Resources and other third parties in which Antero Midstream may be deemed to have a direct or indirect material interest. These transactions include, among other things, agreements that address the provision of midstream services and receipt of contract operating services; surface use agreements; the purchase of fuel for use in Antero Midstream’s operations; the release of midstream service dedications in connection with acquisitions, dispositions or exchanges of acreage; consent to the extension of existing services being provided by third parties; the construction of certain pipelines and facilities; and the acquisition or disposition of assets and the assignment or assumption of liabilities by us, our subsidiaries and our unconsolidated affiliates. While certain of these transactions are not the result of arm’s-length negotiations, we believe the terms of each of the transactions are, and specifically intend the terms to be, generally no more or less favorable to either party than those that could have been negotiated with unaffiliated parties with respect to similar transactions. During the year ended December 31, 2023, Antero Midstream received an aggregate of $28 million and made no payments in connection with such transactions.

Employment

Timothy Rady, Senior Vice President—Land of Antero Midstream and the son of Paul M. Rady, the Chairman, Chief Executive Officer and President of Antero Midstream, provided services to us in 2023. Total compensation paid to Timothy Rady and allocated to Antero Midstream in 2023 consisted of base salary, bonus and other benefits totaling $137,466 and award grants under the AM LTIP having an aggregate grant date fair value of $524,990, which are subject to certain time-based vesting conditions.

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QUORUM AND VOTING

Voting Stock

Antero Midstream’s common stock is the only outstanding class of securities that entitles holders to vote generally at meetings of Antero Midstream’s stockholders. Each share of common stock outstanding on the record date entitles the holder to one vote at the Annual Meeting. Stockholders do not have the right to cumulate their votes for election of Directors. Holders of shares of Series A Preferred Stock are not entitled to vote such shares at the Annual Meeting.

Quorum

The presence, in person, online or by proxy, of the holders of a majority in voting power of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes (described below) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. The chairman has the power to adjourn the Annual Meeting from time to time, without notice other than as required pursuant to applicable law, until a quorum is present. At any annual meeting reconvened following an adjournment at which a quorum is present, any business may be transacted that might have been transacted at the annual meeting as originally scheduled.

Stockholder List

Antero Midstream will maintain at its corporate offices in Denver, Colorado a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

Vote Required

Only stockholders of record at the close of business on April 15, 2024, have the right to vote at the Annual Meeting. The proposals at the Annual Meeting will require the following votes:

Proposal	Vote required	Voting options	Can brokers vote without instructions?	Effect of abstentions, withheld votes and broker non-votes
Election of directors	Each nominee must receive a plurality of the votes cast	For all nominees Withhold authority for all nominees For all except	No	Withheld votes will not have any effect.* Broker non-votes will not have any effect.
Ratification of the selection of the independent registered public accounting firm	Affirmative vote of the holders of a majority of the voting power of the shares present in person, online or represented by proxy at the meeting and entitled to vote on the matter	For Against Abstain	Yes	Abstentions will have the effect of a vote “against.” There should not be broker non-votes.
Advisory approval of the compensation of the Named Executive Officers	Affirmative vote of the holders of a majority of the voting power of the shares present in person, online or represented by proxy at the meeting and entitled to vote on the matter	For Against Abstain	No	Abstentions will have the effect of a vote “against.” Broker non-votes will not have any effect.
Approval of the Amended and Restated Antero Midstream Corporation Long Term Incentive Plan	Affirmative vote of the holders of a majority of the voting power of the shares present in person, online or represented by proxy at the meeting and entitled to vote on the matter	For Against Abstain	No	Abstentions will have the effect of a vote “against.” Broker non-votes will not have any effect.
*	Votes that are “withheld” from a director’s election will not affect the outcome of the vote on the election of a director. However, for a discussion of our Majority Vote Director Resignation Policy, please see “Corporate Governance—Majority Vote Director Resignation Policy.”

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An automated system that Broadridge Investor Communications Services administers will tabulate the votes.

Brokers who hold shares in street name for customers are required to vote those shares in accordance with instructions received from the beneficial owners.

NYSE Rule 452 restricts when brokers that are record holders of shares may exercise discretionary authority to vote those shares in the absence of instructions from beneficial owners. When brokers are not permitted to vote on a matter without instructions from the beneficial owner, and do not receive such instructions, the result is a “broker non-vote.”

Default Voting

A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted in accordance with the Board’s recommendations, which are as follows:

•	FOR the election of the three persons named in this Proxy Statement as the Board’s nominees for election as Class II directors;
•	FOR the ratification of the selection of KPMG LLP as Antero Midstream’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and
•	FOR the approval, on an advisory basis, of the compensation of Antero Midstream’s Named Executive Officers; and
•	FOR the approval of the Amended and Restated Antero Midstream Corporation Long Term Incentive Plan.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy. The Board knows of no matters, other than those previously stated herein, to be presented for consideration at the Annual Meeting.

Revoking Your Proxy

Stockholders of record may revoke their proxy at any time before the electronic polls close by submitting a later-dated vote online via the Internet, by telephone or by mail; by delivering instructions to Antero’s Secretary before the Annual Meeting commences; or by voting online in person during the Annual Meeting. Beneficial stockholders may revoke any prior voting instructions by contacting the broker, bank, or other nominee that holds their shares prior to the Annual Meeting or by voting online during the meeting.

Solicitation Expenses

We will bear all costs incurred in the solicitation of proxies, including the preparation, printing and mailing of the Notice of Annual Meeting and Proxy Statement and the related materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone, e-mail, facsimile or other means, without additional compensation. We have retained MacKenzie Partners, Inc. (“MacKenzie”) to aid in the solicitation of proxies for an estimated fee of approximately $17,500 and the reimbursement of out-of-pocket expenses. We have also agreed to indemnify MacKenzie and its representative against certain losses that arise or relate to MacKenzie’s engagement for the solicitation of proxies.

Copies of the Annual Report

Upon written request, we will provide any stockholder, without charge, a copy of the Form 10-K, but without exhibits. Stockholders should direct requests to Antero Midstream Corporation, 1615 Wynkoop Street, Denver, Colorado 80202. Our Form 10-K and the exhibits filed or furnished therewith are available on our website, www.anteromidstream.com, in the “SEC Filings” subsection of the “Investors” section.

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ADDITIONAL INFORMATION

Proxy Materials, Annual Report and Other Information

The Notice of Annual Meeting of Stockholders and Proxy Statement, along with Antero Midstream’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 14, 2024, and Antero Midstream’s 2023 Annual Report to Stockholders are available free of charge at www.anteromidstream.com in the “SEC Filings” subsection under the “Investors” section. These materials do not constitute a part of the proxy solicitation material.

Stockholders Sharing an Address

Each registered stockholder (meaning you own shares in your own name on the books of our transfer agent, Equiniti Trust Company, LLC (formerly American Stock Transfer and Trust Company LLC)) will receive one Notice of Internet Availability (the “Notice”) per account, regardless of whether you have the same address as another registered stockholder.

If your shares are held in “street name” (that is, in the name of a bank, broker or other holder of record), applicable rules permit brokerage firms and Antero Midstream, under certain circumstances, to send one Notice to multiple stockholders who share the same address. This practice is known as “householding.” Householding saves printing and postage costs by reducing duplicate mailings. If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. If you wish to revoke a previously granted “householding” consent, you must contact your broker. If your household is receiving multiple copies of the Notice and you wish to request delivery of a single copy, you should contact your broker directly.

Stockholder Proposals and Director Nominations for the 2025 Annual Meeting

Stockholder Proposals for Inclusion in the 2025 Proxy Statement. Any stockholder desiring to present a proposal at Antero Midstream’s 2025 Annual Meeting of Stockholders and to have the proposal included in Antero Midstream’s related proxy statement pursuant to Rule 14a-8 must send the proposal to Antero Midstream, c/o Yvette K. Schultz, at 1615 Wynkoop Street, Denver, Colorado, 80202, so that it is received no later than December 26, 2024. All such proposals should be in compliance with SEC rules and regulations. Antero Midstream will only include in its proxy materials those stockholder proposals that it receives before the deadline and that are proper for stockholder action.

Stockholder Proposals and Director Nominations for Presentation at the 2025 Annual Meeting But Not for Inclusion in 2025 Proxy Statement. In addition, any stockholder entitled to vote at Antero Midstream’s 2025 Annual Meeting of Stockholders may propose business (other than proposals to be included in Antero Midstream’s proxy materials) and director nominees to be included on the agenda of, and properly presented for action at, the 2025 Annual Meeting of Stockholders if written notice of such stockholder’s intent is given in accordance with the requirements of Antero Midstream’s bylaws and SEC rules and regulations. Any such proposal must be delivered in writing at the address shown previously in this section so it is received between February 5, 2025 and March 7, 2025; provided, however, that in the event that the date of Antero Midstream’s 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the first anniversary date of this year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of Antero Midstream’s 2025 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to Antero Midstream’s 2025 Annual Meeting of

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Stockholders or, if the first public announcement of the date of Antero Midstream’s 2025 Annual Meeting of Stockholders is less than 100 days prior to the date of Antero Midstream’s 2025 Annual Meeting of Stockholders, the 10th day following the day on which public announcement of the date of Antero Midstream’s 2025 Annual Meeting of Stockholders is first made by the Company.

Stockholder Proxy Solicitation for Shareholder Director Nominees. Any stockholder who intends to solicit proxies in support of any director nominees other than the Company’s nominees must comply with the content requirements of SEC Rule 14a-19 (the SEC’s universal proxy rule) at the time it complies with the earlier deadlines in the Company’s advance notice provisions of its bylaws. Thus, if a stockholder intends to solicit proxies in support of any director nominees submitted under the advance notice provisions of the Company’s bylaws for Antero Midstream’s 2025 Annual Meeting of Stockholders, then such stockholder must also provide proper written notice that sets forth all the information required by SEC Rule 14a-19 to the address shown previously in this section so that it is received between February 5, 2025 and March 7, 2025; provided, however, that if Antero Midstream’s 2025 Annual Meeting of Stockholder is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of this year’s Annual Meeting, to be properly brought, timely notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of Antero Midstream’s 2025 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to Antero Midstream’s 2025 Annual Meeting of Stockholders or, if the first public announcement of the date of Antero Midstream’s 2025 Annual Meeting of Stockholders is less than 100 days prior to the date of Antero Midstream’s 2025 Annual Meeting of Stockholders, the 10th day following the day on which public announcement of the date of Antero Midstream’s 2025 Annual Meeting of Stockholders is first made by the Company. Further, in the event that Antero Midstream’s 2025 Annual Meeting of Stockholders is called for a date that is more than more than 30 days but less than 60 days after the first anniversary date of this year’s annual meeting date, to be properly brought, the notice by the stockholder must be received no later than the close of business on the later of the 60th day prior to the date of Antero Midstream’s 2025 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of Antero Midstream’s 2025 Annual Meeting of Stockholders is first made by the Company, unless the Company’s bylaws call for an earlier date.

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APPENDIX A
FORM OF THE AMENDED AND RESTATED ANTERO MIDSTREAM CORPORATION LONG TERM INCENTIVE PLAN

1.	Purpose. The purpose of the Amended and Restated Antero Midstream Corporation Long Term Incentive Plan (the “Plan”) is to provide a means through which (a) Antero Midstream Corporation, a Delaware corporation (the “Company”), and its Affiliates may attract, retain and motivate qualified persons as employees, directors and other service providers, thereby enhancing the profitable growth of the Company and its Affiliates and (b) persons upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the Company and its Affiliates. Accordingly, the Plan provides for the grant of Options, SARs, Restricted Stock, Restricted Stock Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Substitute Awards, or any combination of the foregoing, as determined by the Committee in its sole discretion.

2.	Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)	“Affiliate” means any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization that, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.

(b)	“ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, as amended or any successor accounting standard.

(c)	“Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Award, Dividend Equivalent, Other Stock-Based Award, Cash Award, or Substitute Award, together with any other right or interest, granted under the Plan.

(d)	“Award Agreement” means any written instrument (including any employment, severance or change in control agreement) that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award, in addition to those set forth under the Plan.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Cash Award” means an Award denominated in cash granted under Section 6(i).

(g)	“Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events after the Effective Date:

(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (x) the then outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company or its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of clause (iii) below;

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(ii)	The individuals constituting the Board on the Effective Date (the “Incumbent Directors”) cease for any reason (other than death or disability) to constitute at least majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least two-thirds of the Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) will be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act), in each case, other than the Board, which individual, for the avoidance of doubt, shall not be deemed to be an Incumbent Director for purposes of this definition, regardless of whether such individual was approved by a vote of at least two-thirds of the Incumbent Directors;

(iii)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding the Company, its subsidiaries and any employee benefit plan (or related trust) sponsored or maintained by the Company or the entity resulting from such Business Combination (or any entity controlled by either the Company or the entity resulting from such Business Combination), beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity except to the extent that such ownership results solely from direct or indirect ownership of the Company that existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

For purposes of Section 2(g)(i) and (iii), acquisitions of securities in the Company by Antero Resources Corporation or its affiliates shall not constitute a Change in Control. Notwithstanding any provision of this Section 2(g), for purposes of an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules, to the extent the impact of a Change in Control on such Award would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, a Change in Control described in subsection (i), (ii), (iii) or (iv) above with respect to such Award will mean both a Change in Control and a “change in the ownership of a corporation,” “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of the Nonqualified Deferred Compensation Rules as applied to the Company.

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(h)	“Change in Control Price” means the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever the Committee determines is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation resulting in a Change in Control, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control or other event without regard to assets sold in the Change in Control or other event and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control or other event takes place, or (v) if such Change in Control or other event occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 2(h), the value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 2(h) or in Section 8(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(i)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(j)	“Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members.

(k)	“Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(l)	“Effective Date” means June 5, 2024.

(m)	“Eligible Person” means any individual who, as of the date of grant of an Award, is an officer or employee of the Company or of any of its Affiliates, and any other person who provides services to the Company or any of its Affiliates, including directors of the Company; provided, however, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Stock. An employee on leave of absence may be an Eligible Person.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(o)	“Fair Market Value” of a share of Stock means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on such date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter on such date, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded on or preceding the specified date; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including the Nonqualified Deferred Compensation Rules. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement date or methodology for determining Fair Market Value so long as the determination is consistent with the Nonqualified Deferred Compensation Rules and all other applicable laws and regulations.

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(p)	“ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(q)	“Nonqualified Deferred Compensation Rules” means the limitations and requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(r)	“Nonstatutory Option” means an Option that is not an ISO.

(s)	“Option” means a right, granted to an Eligible Person under Section 6(b), to purchase Stock at a specified price during specified time periods, which may either be an ISO or a Nonstatutory Option.

(t)	“Original Effective Date” means March 12, 2019.

(u)	“Other Stock-Based Award” means an Award granted to an Eligible Person under Section 6(h).

(v)	“Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(w)	“Qualified Member” means a member of the Board who is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3), and (ii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.

(x)	“Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) that is subject to certain restrictions and to a risk of forfeiture.

(y)	“Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e), to receive Stock, cash or a combination thereof at the end of a specified period (which may or may not be coterminous with the vesting schedule of the Award).

(z)	“Rule 16b-3” means Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act.

(aa)	“SAR” means a stock appreciation right granted to an Eligible Person under Section 6(c).

(bb)	“SEC” means the Securities and Exchange Commission.

(cc)	“Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(dd)	“Stock” means the Company’s Common Stock, par value $0.01 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8.

(ee)	“Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(f).

(ff)	“Substitute Award” means an Award granted under Section 6(j).

3.	Administration.

	(a)	Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to:

		(i)	designate Eligible Persons as Participants;

		(ii)	determine the type or types of Awards to be granted to an Eligible Person;

		(iii)	determine the number of shares of Stock or amount of cash to be covered by Awards;

		(iv)	determine the terms and conditions of any Award, including whether, to what extent and under what circumstances Awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance goals);

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(v)	modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award;

(vi)	determine the treatment of an Award upon a termination of employment or other service relationship;

(vii)	impose a holding period with respect to an Award or the shares of Stock received in connection with an Award;

(viii)	interpret and administer the Plan and any Award Agreement;

(ix)	correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement; and

(x)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Affiliates, stockholders, Participants, beneficiaries, and permitted transferees under Section 7(a) or other persons claiming rights from or through a Participant.

(b)	Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company.

(c)	Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided, however, that such delegation does not (i) violate state or corporate law or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Stock.

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(d)	Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Affiliates, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of its Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(e)	Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of its Affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Company’s Affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/ or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.	Stock Subject to Plan.

	(a)	Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with Section 8, 28,735,901 shares of Stock are reserved and available for delivery with respect to Awards since the Original Effective Date, and such total shall be available for the issuance of shares upon the exercise of ISOs.

	(b)	Application of Limitation to Grants of Awards. Subject to Section 4(c), no Award may be granted if the number of shares of Stock that may be delivered in connection with such Award exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

	(c)	Availability of Shares Not Delivered under Awards. If all or any portion of an Award expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated, the shares of Stock subject to such Award (including (i) shares forfeited with respect to Restricted Stock and (ii) the number of shares withheld or surrendered to the Company in payment of any taxes relating to Awards, other than Options or Stock Appreciation Rights) shall not be considered “delivered shares” under the Plan, shall be available for delivery with respect to Awards, and shall no longer be considered issuable or related to outstanding Awards for purposes of Section 4(b). If an Award may be settled only in cash, such Award need not be counted against any share limit under this Section 4. For the avoidance of doubt, the following shares shall not be available for delivery with respect to Awards: (A) shares withheld or surrendered to the Company in payment of any exercise or purchase price of an Option or Stock Appreciation Right, (B) shares withheld or surrendered to the Company in payment of any taxes relating to an Option or Stock Appreciation Right, and (C) shares repurchased on the open market with the proceeds from the exercise price of an Option.

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	(d)	Shares Available Following Certain Transactions. Substitute Awards granted in accordance with applicable stock exchange requirements and in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines shall not reduce the shares authorized for issuance under the Plan or the limitations on grants to non-employee members of the Board under Section 5(b), nor shall shares subject to such Substitute Awards be added to the shares available for issuance under the Plan as provided above (whether or not such Substitute Awards are later cancelled, forfeited or otherwise terminated). Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may, if and to the extent determined by the Board and subject to compliance with applicable stock exchange requirements, be used for Awards under the Plan and shall not reduce the shares authorized for issuance under the Plan (and shares subject to such Awards shall not be added to the shares available for issuance under the Plan as provided above); provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not, prior to such acquisition or combination, employed by (and who were not non-employee directors or other service providers of) the Company or any of its subsidiaries immediately prior to such acquisition or combination.

	(e)	Stock Offered. The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5.	Eligibility; Compensation Limitations for Non-Employee Members of the Board.

	(a)	Awards may be granted under the Plan only to Eligible Persons.

	(b)	In each calendar year during any part of which the Plan is in effect, a non-employee member of the Board may not be paid compensation, whether denominated in cash or Awards, for such individual’s service on the Board in excess of $750,000; provided, however, that for any calendar year in which a member of the Board (i) serves on a special committee of the Board or (ii) serves as lead director, additional compensation up to $100,000, whether denominated in cash or Awards, may be paid. For purposes of this Section 5(b), the value of Awards shall be determined, if applicable, pursuant to ASC Topic 718 on the date of grant and attributed to the compensation limit for the year in which the Award is granted. For the avoidance of doubt, the limits set forth in this Section 5(b) shall be without regard to grants of Awards or other payments, if any, made to a non-employee member of the Board during any period in which such individual was an employee of the Company or of any of its Affiliates or was otherwise providing services to the Company or to any of its Affiliates other than in the capacity as a director of the Company. For the avoidance of doubt, any cash compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled, if later.

6.	Specific Terms of Awards.

	(a)	General. Awards may be granted on the terms and conditions set forth in this Section 6. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including subjecting such awards to service- or performance-based

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vesting conditions. Without limiting the scope of the preceding sentence, with respect to any performance-based conditions, (i) the Committee may use one or more business criteria or other measures of performance as it may deem appropriate in establishing any performance goals applicable to an Award, (ii) any such performance goals may relate to the performance of the Participant, the Company (on a consolidated basis), or to specified subsidiaries, business or geographical units or operating areas of the Company, (iii) the performance period or periods over which performance goals will be measured shall be established by the Committee, and (iv) any such performance goals and performance periods may differ among Awards granted to any one Participant or to different Participants. Except as otherwise provided in an Award Agreement, the Committee may exercise its discretion to reduce or increase the amounts payable under any Award.

(b)	Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Options, to Eligible Persons on the following terms and conditions:

	(i)	Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”) established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the Exercise Price of an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, 110% of the Fair Market Value per share of the Stock on the date of grant).

	(ii)	Time and Method of Exercise; Other Terms. The Committee shall determine the methods by which the Exercise Price may be paid or deemed to be paid, the form of such payment, including cash or cash equivalents, Stock (including previously owned shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Affiliate, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including the delivery of Restricted Stock subject to Section 6(d), and any other terms and conditions of any Option. In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued based on the Stock’s Fair Market Value as of the date of exercise. No Option may be exercisable for a period of more than ten years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, for a period of more than five years following the date of grant of the ISO).

	(iii)	ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or any subsidiary corporation of the Company. Except as otherwise provided in Section 8, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless notice has been provided to the Participant that such change will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock options of the Company or a parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that are exercisable for the first time by a Participant during

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any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as Nonstatutory Options in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of shares of Stock issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Company of such disposition within the time provided to do so in the applicable award agreement.

(c)	SARs. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i)	Right to Payment. An SAR is a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii)	Grant Price. Each Award Agreement evidencing an SAR shall state the grant price per share of Stock established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR.

(iii)	Method of Exercise and Settlement; Other Terms. The Committee shall determine the form of consideration payable upon settlement, the method by or forms in which Stock (if any) will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or granted in tandem with other Awards. No SAR may be exercisable for a period of more than ten years following the date of grant of the SAR.

(iv)	Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.

(d)	Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

	(i)	Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose. Except as provided in Section 7(a)(iii) and Section 7(a)(iv), during the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hedged, hypothecated, margined or otherwise encumbered by the Participant. Except as otherwise provided in the applicable Award Agreement and this Section 6(d), the holder of a Restricted Stock Award will generally have the same rights as a stockholder, including the right to vote the Stock subject to the Restricted Stock Award and to receive dividends on the Stock subject to the Restricted Stock Award during the restriction period (subject, in all cases, to the limitations on payment of dividends on unvested Awards, as described in Section 6(d)(ii) below).

	(ii)	Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards or deferred without interest to the date of vesting of the associated Award of Restricted Stock, provided that in all events such

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cash dividends shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividends were paid and shall not be paid unless and until such Restricted Stock has vested and been earned. Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed and shall not be delivered unless and until such Restricted Stock has vested and been earned.

(e)	Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons on the following terms and conditions:

(i) Award and Restrictions. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose.

(ii) Settlement. Settlement of vested Restricted Stock Units shall occur upon vesting or upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be settled by delivery of (A) a number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(f)	Stock Awards. The Committee is authorized to grant Stock Awards to Eligible Persons as a bonus, as additional compensation, or in lieu of cash compensation any such Eligible Person is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

(g)	Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons, entitling any such Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Restricted Stock, a Stock Award, Options or Stock Appreciation Rights). The Committee may provide that Dividend Equivalents that are granted as free-standing awards shall be paid or distributed when accrued or at a later specified date and, if distributed at a later date, may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with another Award, such Dividend Equivalents shall be subject to restrictions and a risk of forfeiture to the same extent as the Award with respect to which such dividends accrue and shall not be paid unless and until such Award has vested and been earned.

(h)	Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of, or the performance of, specified Affiliates of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Stock, other Awards, or other property, as the Committee shall determine.

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(i)	Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Eligible Persons in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate, including for purposes of any annual or short-term incentive or other bonus program.

(j)	Substitute Awards; No Repricing. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate or any other right of an Eligible Person to receive payment from the Company or an Affiliate. Awards may also be granted under the Plan in substitution for awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate. Such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules. Except as provided in this Section 6(j) or in Section 8, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the Exercise Price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the Exercise Price or grant price thereof, (iii) exchange any Option or SAR for Stock, cash or other consideration when the Exercise Price or grant price per share of Stock under such Option or SAR exceeds the Fair Market Value of a share of Stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which the Stock is listed (if any).

7.	Certain Provisions Applicable to Awards.

	(a)	Limit on Transfer of Awards.

		(i)	Except as provided in Sections 7(a)(iii) and (iv), each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 7(a), an ISO shall not be transferable other than by will or the laws of descent and distribution.

		(ii)	Except as provided in Sections 7(a)(i), (iii) and (iv), no Award, other than a Stock Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

		(iii)	To the extent specifically provided by the Committee and permitted pursuant to Form S-8 and the instructions thereto, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish; provided, however, that no Award (other than a Stock Award) may be transferred to a third-party financial institution for value.

		(iv)	An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.

	(b)	Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any of its Affiliates upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms

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and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

	(c)	Evidencing Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. Further, if certificates representing Restricted Stock are registered in the name of the Participant, the Company may retain physical possession of the certificates and may require that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.

	(d)	Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

	(e)	Additional Agreements. Each Eligible Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

8.	Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

	(a)	Existence of Plans and Awards. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

	(b)	Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, including upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.

	(c)	Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

(i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock

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(or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions; provided, however, that in the case of an extraordinary cash dividend that is not an Adjustment Event, the adjustment to the number of shares of Stock and the Exercise Price or grant price, as applicable, with respect to an outstanding Option or SAR may be made in such other manner as the Committee may determine that is permitted pursuant to applicable tax and other laws, rules and regulations. Notwithstanding the foregoing, Awards that already have a right to receive extraordinary cash dividends as a result of DERs or other dividend rights will not be adjusted as a result of an extraordinary cash dividend.

	(ii)	If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(d)	Recapitalization. In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or Exercise Price of Awards and performance goals, as applicable, and (iv) the applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 8, the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event.

(e)	Change in Control and Other Events. Except to the extent otherwise provided in any applicable Award Agreement, vesting of any Award shall not occur solely upon the occurrence of a Change in Control and, in the event of a Change in Control or other changes in the Company or the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change occurring after the date of the grant of any Award, the Committee, acting in its sole discretion without the consent or approval of any holder, may exercise any power enumerated in Section 3 (including the power to accelerate vesting, waive any forfeiture conditions or otherwise modify or adjust any other condition or limitation regarding an Award) and may also effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards held by any individual holder:

	(i)	accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate;

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		(ii)	redeem in whole or in part outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable) as of a date, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and cause the Company to pay to each holder an amount of cash or other consideration per Award (other than a Dividend Equivalent or Cash Award, which the Committee may separately require to be surrendered in exchange for cash or other consideration determined by the Committee in its discretion) equal to the Change in Control Price, less the Exercise Price with respect to an Option and less the grant price with respect to a SAR, as applicable to such Awards; provided, however, that to the extent the Exercise Price of an Option or the grant price of an SAR exceeds the Change in Control Price, such Award may be cancelled for no consideration;

		(iii)	cancel Awards that remain subject to a restricted period as of the date of a Change in Control or other such event without payment of any consideration to the Participant for such Awards; or

		(iv)	make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control or other such event (including the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof); provided, however, that so long as the event is not an Adjustment Event, the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding. If an Adjustment Event occurs, this Section 8(e) shall only apply to the extent it is not in conflict with Section 8(d).

9.	General Provisions.

	(a)	Tax Withholding. The Company and any of its Affiliates are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Stock, taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Affiliates and Participants to satisfy the payment of withholding taxes and other tax obligations relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more Qualified Members or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.

	(b)	Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Affiliates, (ii) interfering in any way with the right of the Company or any of its Affiliates to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

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(c)	Governing Law; Submission to Jurisdiction. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. With respect to any claim or dispute related to or arising under the Plan, the Company and each Participant who accepts an Award hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Denver, Colorado.

(d)	Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16 of the Exchange Act) or Section 422 of the Code (with respect to ISOs), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code, in each case, only to the extent Rule 16b-3 and such section of the Code are applicable. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.

(e)	Unfunded Status of Awards; No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.

(f)	Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or any of its Affiliates from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Affiliates as a result of any such action.

(g)	Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.

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(h)	Interpretation. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and, where appropriate, the plural shall include the singular and the singular shall include the plural. In the event of any conflict between the terms and conditions of an Award Agreement and the Plan, the provisions of the Plan shall control. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.

(i)	Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(j)	Conditions to Delivery of Stock. Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Stock that is acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option or SAR, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or SAR or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any Exercise Price, grant price, or tax withholding) is received by the Company.

(k)	Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(k) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred

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Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

	(l)	Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including, but not limited to the Antero Midstream Corporation Incentive Compensation Recovery Policy. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

	(m)	Status under ERISA. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

	(n)	Plan Effective Date and Term. The Plan was originally adopted by the Board to be effective on the Original Effective Date and was amended and restated, effective as of the Effective Date. No Awards may be granted under the Plan on and after the tenth anniversary of the Effective Date, which is June 5, 2034. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 10), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.

10.	Amendments to the Plan and Awards. The Committee may amend, alter, suspend, discontinue or terminate any Award or Award Agreement, the Plan or the Committee’s authority to grant Awards without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Committee action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

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SCAN TO VIEW MATERIALS & VOTE

ANTERO MIDSTREAM CORPORATION
1615 WYNKOOP STREET
DENVER, CO 80202

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 4, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V47770-P11071 KEEP THIS PORTION FOR YOUR RECORDS

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ANTERO MIDSTREAM CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Class II Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Michael N. Kennedy
02) Brooks J. Klimley
03) John C. Mollenkopf

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

V47771-P11071

ANTERO MIDSTREAM CORPORATION
Annual Meeting of Stockholders
June 5, 2024 8:00 AM MDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Paul M. Rady, Michael N. Kennedy and Yvette K. Schultz, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ANTERO MIDSTREAM CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM MDT on June 5, 2024, at www.virtualshareholdermeeting.com/AM2024, and any adjournment or postponement thereof. Each of the appointed proxies is hereby authorized to vote in his or her discretion upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side